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                          AGREEMENT AND PLAN OF MERGER

                                      among

                         INTERNET COMMERCE CORPORATION,

                           JETS ACQUISITION SUB, INC.

                                       and

                          EASYLINK SERVICES CORPORATION

                             Dated as of May 3, 2007

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                                TABLE OF CONTENTS

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
ARTICLE I THE MERGER.....................................................     1
   SECTION 1.01. The Merger..............................................     1
   SECTION 1.02. Closing.................................................     1
   SECTION 1.03. Effective Time..........................................     2
   SECTION 1.04. Effects of the Merger...................................     2
   SECTION 1.05. Certificate of Incorporation and By-Laws................     2
   SECTION 1.06. Directors...............................................     2
   SECTION 1.07. Officers................................................     3

ARTICLE II EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
              CORPORATIONS; EXCHANGE OF CERTIFICATES.....................     3
   SECTION 2.01. Effect on Capital Stock.................................     3
   SECTION 2.02. Exchange of Certificates................................     4
   SECTION 2.03. Taking of Necessary Action; Further Action..............     6

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY................     6
   SECTION 3.01. Organization............................................     6
   SECTION 3.02. Stock and Options.......................................     7
   SECTION 3.03. Authority...............................................     8
   SECTION 3.04. Consents and Approvals; No Violations...................     9
   SECTION 3.05. SEC Reports and Financial Statements....................     9
   SECTION 3.06. Absence of Certain Changes or Events....................    12
   SECTION 3.07. Information Supplied....................................    14
   SECTION 3.08. Benefit Plans...........................................    14
   SECTION 3.09. Litigation..............................................    17
   SECTION 3.10. Compliance with Applicable Law..........................    18
   SECTION 3.11. Tax Matters.............................................    18
   SECTION 3.12. State Takeover Statutes.................................    20
   SECTION 3.13. Brokers; Fees and Expenses..............................    20
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
   SECTION 3.14. Opinion of Financial Advisor............................    20
   SECTION 3.15. Intellectual Property...................................    20
   SECTION 3.16. Labor Relations and Employment..........................    22
   SECTION 3.17. Change of Control.......................................    23
   SECTION 3.18. Environmental Matters...................................    23
   SECTION 3.19. Material Contracts......................................    26
   SECTION 3.20. Property................................................    28
   SECTION 3.21. Title to Properties.....................................    28
   SECTION 3.22. Insurance...............................................    28
   SECTION 3.23. Customers and Suppliers.................................    29
   SECTION 3.24. No Other Representations and Warranties.................    29

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB..............    29
   SECTION 4.01. Organization............................................    29
   SECTION 4.02. Authority...............................................    29
   SECTION 4.03. Consents and Approvals; No Violations...................    30
   SECTION 4.04. Information Supplied....................................    30
   SECTION 4.05. Interim Operations of Sub...............................    30
   SECTION 4.06. Funds and Commitment....................................    31
   SECTION 4.07. Brokers.................................................    31

ARTICLE V COVENANTS......................................................    31
   SECTION 5.01. Conduct of Business of the Company......................    31
   SECTION 5.02. No Solicitation.........................................    34
   SECTION 5.03. Other Actions...........................................    36
   SECTION 5.04. Notice of Certain Events................................    36

ARTICLE VI ADDITIONAL AGREEMENTS.........................................    37
   SECTION 6.01. Stockholder Approvals; Preparation of Proxy Statements..    37
   SECTION 6.02. Access to Information...................................    37
   SECTION 6.03. Reasonable Efforts......................................    38
   SECTION 6.04. Options and Restricted Shares...........................    38
   SECTION 6.05. SEC Filings.............................................    42
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
   SECTION 6.06. Indemnification; Insurance..............................    42
   SECTION 6.07. Employees...............................................    42
   SECTION 6.08. Transfer Taxes..........................................    44

ARTICLE VII CONDITIONS...................................................    44
   SECTION 7.01. Conditions to Each Party's Obligation to Effect the
                 Merger..................................................    44
   SECTION 7.02. Conditions to Obligation of Parent and Sub..............    44
   SECTION 7.03. Conditions to Obligation of the Company.................    45
   SECTION 7.04. Frustration of Closing Conditions.......................    46

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER...........................    47
   SECTION 8.01. Termination.............................................    47
   SECTION 8.02. Effect of Termination...................................    48
   SECTION 8.03. Amendment...............................................    49
   SECTION 8.04. Extension; Waiver.......................................    49

ARTICLE IX MISCELLANEOUS.................................................    49
   SECTION 9.01. Nonsurvival of Representations and Warranties...........    49
   SECTION 9.02. Assumption of Obligations...............................    49
   SECTION 9.03. Notices.................................................    50
   SECTION 9.04. Interpretation..........................................    51
   SECTION 9.05. Counterparts............................................    51
   SECTION 9.06. Entire Agreement; Third Party Beneficiaries.............    51
   SECTION 9.07. Governing Law...........................................    52
   SECTION 9.08. Publicity...............................................    52
   SECTION 9.09. Assignment..............................................    52
   SECTION 9.10. Enforcement.............................................    52
   SECTION 9.11. Fees and Expenses.......................................    52

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of May 3, 2007, is among Internet Commerce Corporation, a Delaware corporation ("Parent"), Jets Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and EasyLink Services Corporation, a Delaware corporation (the "Company"). "Parties" means Parent, Sub and the Company, and each shall be considered a "Party."

     WHEREAS, the respective boards of directors of Parent, Sub and the Company deem it advisable and in the best interests of each corporation and its respective stockholders to consummate the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the respective boards of directors of Parent, Sub and the Company have each approved the merger of Sub into the Company, upon the terms and subject to the conditions set forth in this Agreement (the "Merger"), whereby each issued and outstanding share of Class A common stock, par value $0.01 per share, of the Company (the "Company Common Stock"), other than shares of Company Common Stock owned directly or indirectly by Parent or the Company and Dissenting Shares (as defined in Section 2.01(d)), will be converted into the right to receive the Merger Consideration (as defined in Section 2.01(c));

     WHEREAS, the board of directors of the Company (the "Company Board"), has recommended that each holder of Company Common Stock (the "Company Stockholders") approve the Merger and this Agreement; and

     WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various terms and conditions to the Merger;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Sub and the Company hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

     SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law, as amended (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.03). Following the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

     SECTION 1.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. (New York City time) on a date to be specified by the Parties, which shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article VII (the "Closing Date"), at the offices of Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, New York, unless another Closing Date, time or place is agreed to in writing by the Parties. For purposes of this Agreement "Business Day" means any day other than Saturday, Sunday, and any day which is a legal holiday or a day on which banking institutions in New York or New Jersey are authorized or required by Law (as defined in Section 2.02(d)) or other action of a Governmental Entity (as defined in Section 3.04) to close.

     SECTION 1.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the Parties shall file with the Secretary of State of the State of Delaware a certificate of merger or other appropriate documents as provided in Section 251 of the DGCL (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL to effectuate the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as Sub and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

     SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

     SECTION 1.05. Certificate of Incorporation and By-Laws. (a) The certificate of incorporation of the Company shall be amended in the Merger to be the same as the certificate of incorporation of Sub, as in effect immediately prior to the Effective Time, except that the corporate name of the Company shall remain the corporate name of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Legal Requirements (as defined in Section 3.02(c)).

          (b) The by-laws of Sub as in effect immediately prior to the Effective Time shall become the by-laws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Legal Requirements.

     SECTION 1.06. Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.


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     SECTION 1.07. Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     SECTION 2.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

          (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and Parent Owned Stock. Each share of Company Common Stock that is owned by the Company or any Company Subsidiary (as defined in Section 3.01(b)) and each share of Company Common Stock that is owned by Parent, Sub or any other subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding as of the Effective Time (other than shares of Company Common Stock to be canceled in accordance with Section 2.01(b) and any Dissenting Shares (as hereinafter defined)) shall be converted into the right to receive from the Surviving Corporation $5.80 in cash, without interest (the "Merger Consideration") upon delivery of the certificate representing such shares of Company Common Stock or such other appropriate documents (in the case of Uncertificated Shares, as defined below) in the manner provided in Section 2.02(b) (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in
Section 2.02(f)). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and (x) each holder of a certificate representing any such Company Common Stock (a "Certificate") and (y) each holder of Company Common Stock not represented by a Certificate (an "Uncertificated Share"), in each case shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest.

          (d) Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of Company Common Stock held by a Person (as defined in Section 5.02) (a "Dissenting Stockholder") who complies with all the provisions of Section 262 of the DGCL concerning the right of holders of Company Common Stock to dissent from the Merger and require appraisal of their shares of Company Common Stock ("Dissenting Shares") shall not be converted as described in Section 2.01(c) but shall become the right to receive such consideration as may be determined to be due to such

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Dissenting Stockholder pursuant to Section 262 of the DGCL. If, after the
Effective Time, such Dissenting Stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to the DGCL, his shares of Company Common Stock shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration, without interest. The Company shall give Parent (i) prompt notice of any written demands, and withdrawals of any such demands, for appraisal of shares of Company Common Stock received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

          (e) Withholding Tax. Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock outstanding immediately prior to the Effective Time such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock outstanding immediately prior to the Effective Time in respect of which such deduction and withholding was made.

     SECTION 2.02. Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time, Parent shall designate a federally insured bank or trust company reasonably acceptable to the Company to act as paying agent in the Merger (the "Paying Agent"), and, from time to time on, prior to or after the Effective Time, Parent shall make available, or cause the Surviving Corporation to make available, to the Paying Agent funds in amounts and at the times necessary for the payment of the Merger Consideration upon surrender or exchange of Certificates or Uncertificated Shares, as applicable, as part of the Merger pursuant to Section 2.01 (it being understood that any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Parent).

          (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of one or more shares of Company Common Stock, (i) a letter of transmittal in a form mutually agreed upon by Parent and the Surviving Corporation, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Uncertificated Shares shall pass, only upon delivery of the Certificates to the Paying Agent or in the case of Uncertificated Shares, such other documents as may reasonably be required by the Paying Agent and (ii) instructions for use in effecting the surrender or exchange of the Certificates or Uncertificated Shares in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent or in the case of Uncertificated Shares, such other documents as may reasonably be required by the Paying Agent, Parent or the Surviving Corporation shall pay or cause to be paid to the holder of such Certificate or Uncertificated Share in exchange therefor the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate or Uncertificated Share shall have been converted pursuant to
Section 2.01, and

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the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered or exchanged as contemplated by this Section 2.02, each Certificate or Uncertificated Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender or exchange the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate or Uncertificated Share shall have been converted pursuant to Section 2.01. No interest will be paid or will accrue on the cash payable upon the surrender or exchange of any Certificate or Uncertificated Share.

          (c) No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender or exchange of Certificates or Uncertificated Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

          (d) Termination of Fund; No Liability. At any time after the first anniversary of the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to the Surviving Corporation any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Company Common Stock, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable with respect to the shares of Company Common Stock, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of Company Common Stock for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate has not been surrendered or Uncertificated Share exchanged prior to the fifth anniversary of the Effective Time (or immediately prior to such earlier date on which Merger Consideration in respect of such Company Common Stock would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.04), any such shares, cash, dividends or distributions in respect of such Company Common Stock shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto. For purposes of this Agreement, "Law" means any statute, law (including common law), treaty, order, judgment, decree, directive, code, ordinance, rule, regulation, or similar issuance by a Governmental Entity having the effect of law.

          (e) Investment of Fund. The Paying Agent shall invest any funds made available to the Paying Agent, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

          (f) Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration; provided, however; that Parent may, in its discretion and as a condition precedent to the payment of the Merger Consideration, require such owner of a lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     SECTION 2.03. Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Sub, the officers and directors of Company and Sub will take all such lawful and necessary action.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the schedules dated as of the date hereof and delivered by the Company to Parent in connection with the execution of this Agreement (the "Company Disclosure Schedules"), the Company represents and warrants to Parent and Sub as set forth below. The Company Disclosure Schedules will be arranged in sections corresponding to sections of this Agreement to be modified by such Company Disclosure Schedules.

     SECTION 3.01. Organization. (a) The Company and each Company Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing would not have a Material Adverse Effect (as defined in Section 9.04) on the Company or such Company Subsidiary. The Company and each Company Subsidiary is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger. The Company has provided Parent with complete copies of the certificate (or articles) of incorporation and bylaws of the Company and the organizational documents of each Company Subsidiary with the minutes and written consents of the boards of directors, board committees (other than the Special Committee of the Board created in December of 2006) and stockholders of the Company and the comparable documents for each Company Subsidiary (the "Corporate Documents"). Except as disclosed in
Schedule 3.01(a), the Corporate Documents are true and complete in all material respects, as in effect as of the date of this Agreement and accurately reflect all amendments thereto.

          (b) Schedule 3.01(b) lists each subsidiary of the Company (each a "Company Subsidiary"). All the outstanding shares of capital stock of, or other equity interests in, each Company Subsidiary have been duly and validly issued and are fully paid and nonassessable under applicable Legal Requirements of the jurisdiction in which such Company Subsidiary is incorporated or organized and are, except as set forth on Schedule 3.01(b), owned directly or indirectly by the Company, free and clear of all mortgages, pledges, claims, liens, charges, encumbrances, claims, restrictions, options and security interests of any kind or nature whatsoever, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except for restrictions imposed by applicable securities laws (collectively, "Liens").

     SECTION 3.02. Stock and Options. (a) Capitalization. The authorized capital stock of the Company consists of 500,000,000 shares of Company Common Stock, 10,000,000 Shares of class B Common Stock, par value $0.01 per share, and 60,000,000 shares of undesignated preferred stock, par value $0.01 per share (the "Preferred Shares"). As of April 30, 2007, (i) 11,006,505 shares of Company Common Stock were issued and outstanding, (ii) no shares of class B Common Stock or Preferred Shares were issued and outstanding, (iii) no shares of Company Common Stock were held by the Company in its treasury and (iv) except as set forth on Schedule 3.02, 953,437 shares of Company Common Stock were reserved for issuance upon exercise of outstanding Options (as defined in Section 6.04). Except as set forth above, or on Schedule 3.02, and except for shares of Company Common Stock issued upon the exercise of Options, as of the date of this Agreement, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which Company Stockholders may vote. Except as set forth above, or on Schedule 3.02, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in Section 6.04(a) in respect of Options and as set forth on
Schedule 3.02, as of and following the Effective Time, the Surviving Corporation will not have any obligations under or otherwise in respect of any options, warrants, preemptive or other rights (including convertible or exchangeable securities) issued, granted, awarded or otherwise agreed to by the Company before the Effective Time for the purchase or other acquisition of Company Common Stock or other securities of the Company, including obligations in respect of any such options, warrants, preemptive or other rights for the payment of money or issuance of new or successor options, warrants, preemptive or other rights to purchase or otherwise acquiring capital stock or other securities of the Surviving Corporation. As of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.

          (b) Schedule 3.02(b) sets forth the following information with respect to each Option outstanding as of the date of this Agreement: (i) the name of the optionee; (ii) the number of shares of the Company Common Stock subject to each such Option; (iii) the exercise price of such Option; (iv) the date on which such Option was granted; (v) the vesting schedule of such Option, and (vi) the date on which such Option expires. The Company has made available to Parent an accurate and complete copy of each Stock Option Plan (as defined in Section 6.04) and the forms of all stock option agreements evidencing Options. There are no Options outstanding to purchase shares of the Company Common Stock (or any other capital stock of the Company) other than (1) pursuant to the Stock Option Plans and (2) as disclosed in the Company's Form 10-K for the fiscal year ended December 31, 2006.

          (c) All outstanding shares of the Company Common Stock, all outstanding Options, and all outstanding shares of capital stock of each Company Subsidiary have been issued and granted in compliance with (i) all applicable federal, state and foreign securities laws and other applicable Legal Requirements and (ii) except as disclosed in the Company Filed SEC Documents (as defined in Section 3.06)), all requirements set forth in applicable agreements or instruments. For the purposes of this Agreement, "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, judgment, injunction, order, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

          (d) Except as set forth on Schedule 3.02(d), the Company is not a party to or bound by any agreement with respect to the voting (including voting trusts, proxies, "poison pill" anti-takeover plans) registration under the Securities Act, or sale or transfer (including agreements related to pre-emptive rights, rights of first refusal, co-sale rights or "drag-along" rights but excluding restrictions required by the Securities Act in connection with private placements of securities) of any securities of the Company.

     SECTION 3.03. Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of the terms of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock in accordance with the DGCL and applicable securities laws (the "Company Stockholder Approval")). The execution, delivery and performance of this Agreement and the consummation by the Company of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated in each case, other than, with respect to the Merger, the Company Stockholder Approval. The Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present in accordance with the By-laws of the Company, duly adopted resolutions (a) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated hereby, (b) declaring that it is advisable and making a determination that it is in the best interest of the Company and the Company's stockholders that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement,
(c) making a determination that this Agreement is fair to the Company and the Company's stockholders, (d) directing that this Agreement be submitted to a vote for adoption at a meeting of the Company's stockholders to be held as promptly as practicable as set forth in Section 6.01 and (e) recommending that the Company's stockholders adopt and approve this Agreement, the Merger and the other transactions contemplated hereby, which resolutions have not been subsequently rescinded, modified or withdrawn in any way. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Parent and Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     SECTION 3.04. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including the filing with the Securities and Exchange Commission (the "SEC") of the proxy statement relating to the Company Stockholder Approval of this Agreement (the "Company Proxy Statement")), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or as may be required under any foreign anti-trust or competition law or regulation, Section 203 of the DGCL, foreign laws and as set forth on Schedule 3.04, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of the Company or any Company Subsidiary, (ii) require any filing with, or permit, authorization, consent or approval of, any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic, foreign or supranational (a "Governmental Entity") (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a Material Adverse Effect on the Company or any Company Subsidiary, or prevent or materially delay the consummation of the Merger), (iii) except as set forth on Schedule 3.04, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which any of them or any of their properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any Company Subsidiary, or any of their properties or assets, except in the case of clauses (iii) or
(iv) for violations, breaches or defaults that would not have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger.

     SECTION 3.05. SEC Reports and Financial Statements. (a) The Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 2004, pursuant to the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act") (such forms, reports, schedules, statements and other documents, including any financial statements or schedules included therein, are referred to as the "Company SEC Documents"). The Company SEC Documents, at the time filed, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Except to the extent revised or superseded by a subsequently filed Company SEC Document, the Company SEC Documents, as of their respective dates, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that the foregoing does not cover future events resulting from public announcement of the Merger). The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Forms 10-Q and 8-K of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of the Company as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

          (b) Since December 31, 2005, there have been no comment letters or other correspondence received by the Company from the SEC (excluding letters related to confidential treatment applications and orders of effectiveness) or responses to such comment letters or other correspondence by or on behalf of the Company that have not been provided to Parent, and the copies of such letters and responses delivered or made available to Parent were true, correct and complete. The Company maintains disclosure controls and procedures required by Rule13a 15 or 15d 15 under the Exchange Act, and such controls and procedures are sufficient to provide reasonable assurance that material information relating to the Company, including Company Subsidiaries, required to be disclosed in the reports it files or submits under the Exchange Act is accumulated and communicated to the Company's principal executive officer and principal financial officer to allow timely decisions regarding financial disclosure. No Company Subsidiary is required to file with the SEC any report, schedule, form, statement or other document. The Company currently is in compliance with the requirements applicable to securities that are traded on the Nasdaq Capital Market and since December 31, 2006, has not received any notice from the Nasdaq Capital Market asserting any non compliance with such requirements.

          (c) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Documents (the "Company Financials"), (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto then in effect at the same time as such filing,
(ii) was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act) and (iii) fairly presented in all material respects the consolidated financial position of the Company and the Company Subsidiaries that are required by GAAP to be consolidated therein and fairly reflects its investment in any unconsolidated Subsidiary as of the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. All Company Subsidiaries that are required by GAAP to be consolidated in the Company Financials have been so consolidated. The balance sheet of the Company contained in Company SEC Documents as of December 31, 2006 is hereinafter referred to as the "Company Balance Sheet." All accounts receivable of the Company that are reflected on the financial statements in the Company SEC Documents represented valid obligations arising from sales actually made or services actually performed by the Company in the ordinary course of business. Unless paid prior to the Closing Date, such accounts receivable are reasonably anticipated to be collectible net of the allowances or reserves shown on such financial statements. Except as disclosed in the Company Balance Sheet, neither the Company nor any Company Subsidiary has any liabilities required under GAAP to be set forth on a balance sheet which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole, except for liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices and liabilities incurred in connection with this Agreement. Since December 31, 2005, neither the Company nor any Company Subsidiary nor, to the Company's knowledge, any director, officer, employee, auditor, accountant or representative of the Company or the Company Subsidiaries has received or otherwise had or obtained knowledge of any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or Company Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or the Company Subsidiaries has engaged in questionable accounting or auditing practices (solely for purposes of this sentence, "knowledge" shall be deemed to include the actual knowledge of the Company's primary contact with the provider of the Company's Ethics and Compliance Hotline). Since January 1, 2006, the Company's auditors have not performed any non-audit services for the Company and the Company Subsidiaries. Since December 31, 2005, no attorney representing the Company or any Company Subsidiary, regardless whether employed by the Company or the Company Subsidiaries, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company's Board of Directors or any committee thereof or to any director or officer of the Company.

          (d) Neither the Company nor any Company Subsidiary is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar contract or agreement (including any Contract relating to any transaction, arrangement or relationship between or among the Company or any Company Subsidiary, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose Person, on the other hand) where the purpose or intended effect of such arrangement is to avoid disclosure of any transaction involving the Company or any Company Subsidiary in the Company Financial Statements. For purposes of this Agreement, "Affiliate" means any other Person directly or indirectly controlling or controlled by, or under common control with that Person; for purposes of this definition, "control"(including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of management and polices of that Person, whether through the ownership of voting securities, by contract or otherwise.

     SECTION 3.06. Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "Company Filed SEC Documents") or on Schedule 3.06, since December 31, 2006, the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been any Material Adverse Change with respect to the Company. Except as disclosed in the Company Filed SEC Documents or on Schedule 3.06, since December 31, 2006, there has not been:

          (a) any granting by the Company or any Company Subsidiary to any officer of the Company or any Company Subsidiary of any increase in compensation, except in the ordinary course of business consistent with past practice (ordinary course of business shall include in connection with promotions);

          (b) any granting by the Company or any of it subsidiaries to any officer thereof of any increase in severance or termination pay, except as part of a standard employment package to any person promoted or hired;

          (c) except for employment arrangements in the ordinary course of business consistent with past practice with employees other than any executive officer of the Company or any Company Subsidiary, any entry by the Company or any Company Subsidiary into any employment, severance or termination agreement with any such employee or executive officer;

          (d) any increase in or establishment of any bonus, insurance, deferred compensation, pension, retirement, profit-sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards or the amendment of any existing stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, except in the ordinary course of business consistent with past practice;

          (e) any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or is reasonably expected to have a Material Adverse Effect on the Company;

          (f) any sale, assignment, lease, or other transfer of any material properties of the Company or any Company Subsidiary other than in the ordinary course of business consistent with past practice;

          (g) any incurrence, assumption or guarantee by the Company or any Company Subsidiary of any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice;

          (h) (A) any disposition or impairment of or permitting to lapse of any Intellectual Property that would be material and adverse to the Company or outside the ordinary course of business, (B) disposition of or disclosure (except as necessary in the conduct of its business) to any Person other than representatives of Parent any trade secret or other Intellectual Property Rights not theretofore a matter of public knowledge to any party that is not subject to a nondisclosure or similar agreement, or (C) any change to the Company's or any Company Subsidiary's rights to use Intellectual Property Rights licensed from a third party, except, in the case of (A) through (C) in the aggregate, as would not have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole;

          (i) any creation or other incurrence of any Lien on any asset other than in the ordinary course of business consistent with past practice and other than for Taxes not yet due and payable or being contested in good faith;

          (j) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Company or any Company Subsidiary which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company;

          (k) any change in any method of accounting or accounting practice by the Company or revaluation of any material assets of the Company or any Company Subsidiary except as required by GAAP;

          (l) any cancellation of debts owed to or material claims held by the Company or any Company Subsidiary, except in the ordinary course of business consistent with past practice;

          (m) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock;

          (n) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock or other securities of the Company (other than shares of Company Common Stock issued or issuable upon exercise of outstanding stock options under the Stock Option Plans as defined in Section 6.04 or in connection with the restricted stock agreements entered into prior to the date of this Agreement and listed on Schedule 3.06(n) or in connection with matching contributions under the Company's 401(k) plan in accordance with such 401(k) plan as of the date of this Agreement);

          (o) any Tax election made or changed, any annual tax accounting period changed, any method of tax accounting adopted or changed, any material amended returns or claims for material Tax refunds filed, any closing agreement entered into, any Tax claim, audit or assessment settled, or any right to claim a tax refund, offset or other reduction in Tax liability surrendered, or consent or waiver of the statutory period of limitation applicable to any material Tax claim;

          (p) any material write-down of the value of any assets or any material write-off as uncollectible of any accounts receivable;

          (q) any loans or advances by the Company or any Company Subsidiary to, material guarantees by the Company or any Company Subsidiary for the benefit of, or material investment by the Company or any Company Subsidiary in any other Person; or

          (r) any arrangement or commitment by the Company to do any of the action referenced above in this Section 3.06.

     SECTION 3.07. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Company Proxy Statement or specifically provided in writing for inclusion or incorporation by reference in the Financing Proxy Statement, will, at the time the Company Proxy Statement or Financing Proxy Statement (as defined in Section 6.01(e)), as applicable, is first mailed to the Company Stockholders or Parent stockholders, as applicable, or at the time of the Company Stockholders Meeting (as defined in Section 6.01(a)) or Parent Stockholders Meeting (as defined in
Section 6.01(d)), as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference therein.

     SECTION 3.08. Benefit Plans. Except as set forth on Schedule 3.08, and except to the extent that the failure of the following to be true would not reasonably be expected to have a Material Adverse Effect: (a) Each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (a "Pension Plan"), each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (a "Welfare Plan") or other arrangement providing medical, vision, dental, life or other welfare benefits, (iii) all "specified fringe benefit plans" as defined in
Section 6039D of the Code, (iv) all "nonqualified deferred compensation plans" as defined in Sections 409A(d)(1) or 3121(v)(2)(C) of the Code, (v) all "multiemployer plans" as defined in Sections 3(37) or 4001(a)(3) of ERISA, and
(vi) all other agreements, plans, policies or arrangements relating to employment, stock options, compensation, phantom stock, profit-sharing, employee stock ownership, stock appreciation rights, deferred compensation, incentive compensation, bonuses, retainer, retirement, savings, severance, change of control benefits, fringe benefits or any other employee benefits, or providing any remuneration or compensation, in each case entered into, maintained or contributed to, or required to be maintained or contributed to, by the Company or any Company Subsidiary or for which the Company or any Company Subsidiary could have any liability, which benefit any present or former employee, officer, independent contractor, shareholder or director or any spouse, child or other dependent of such individuals (each of the foregoing, a "Benefit Plan") has been administered in all material respects in accordance with its terms and provisions. Each Benefit Plan, as well as the Company and the Company Subsidiary with respect to the Benefit Plan, are (i) in compliance in all material respects with the applicable provisions of ERISA, the Code, and all other applicable Legal Requirements and (ii) operated and funded in such a manner as to qualify, where appropriate, under applicable Legal Requirements, for income tax exclusions as to its participants, the generation of tax-exempt income for its funding vehicle, and the allowance of deductions and credits with respect to contributions thereto. Schedule 3.08 sets forth a complete list of each Benefit Plan and identifies which Benefit Plans are maintained by the Company or its subsidiaries in the United States, and which Benefit Plans are maintained by the Company or its subsidiaries in a foreign jurisdiction.

Schedule 3.08 also identifies any unwritten Benefit Plan, including a description of any material terms of such plan, both as maintained by the Company or the Company Subsidiaries in the United States, as well as each such plan maintained by the Company or the Company Subsidiaries in a foreign jurisdiction.

          (a) No option granted under any of the Company's Stock Option Plans was granted with an exercise price less than the fair market value of a share of Company Common Stock on such option's actual grant date (as determined under the applicable Stock Option Plan).

          (b) Neither the Company nor any Commonly Controlled Entity (as defined below) maintains or contributes to any retirement arrangement on behalf of employees situated at a foreign office of Company or the Company Subsidiaries. No Pension Plan is subject to Title IV of ERISA or Section 412 of the Code), no Benefit Plan is a multiple employer plan within the meaning of Section 413(c) of the Code, and no Benefit Plan is a multiple employer welfare arrangement within the meaning of Section 3(40)A of ERISA. None of the Company or any other Person that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, including the Company, a "Commonly Controlled Entity"): (i) currently has an obligation to contribute to, or during any time during the last six years had an obligation to contribute to, a Pension Plan subject to Title IV of ERISA or Section 412 of the Code, or (ii) has incurred any liability to the Pension Benefit Guaranty Corporation, which liability has not been fully paid. All contributions and other payments required to be made by the Company to any Pension Plan with respect to any period ending before the Closing Date have been made or reserves adequate for such contributions or other payments have been or will be set aside therefore and have been or will be reflected in financial statements.

          (c) Neither the Company nor any Commonly Controlled Entity is required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid.

          (d) Each Benefit Plan (and its related trust) that is intended to be qualified under Section 401(a) of the Code has been determined by the United States Internal Revenue Service to qualify under such section (and the related trust, if any, has been determined to be exempt under Section 501(a) of the
Code) and, to the knowledge of the Company, nothing has occurred to cause the loss of such qualified status.

          (e) The Company has heretofore made available to Parent correct and complete copies of each of the following:

               (i) Each Benefit Plan and all amendments thereto; the trust instrument and/or insurance contracts, if any, forming a part of such Benefit Plan and all amendments thereto;

               (ii) If applicable, the most recently filed Form 5500 and all schedules thereto, if any;

               (iii) The most recent determination letter issued by the United States Internal Revenue Service regarding the qualified status of each such Benefit Plan that is a Pension Plan;

               (iv) The most recent accountant's report for each Benefit Plan, if any;

               (v) The most recent summary plan description for each Benefit Plan, if any; and

               (vi) Any summary of material modifications which relates to any Benefit Plan.

          (f) Except as provided in Section 6.04, the consummation of the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount of compensation (including amounts due under Benefit Plans) due to any employee, officer, former employee or former officer of the Company or Company Subsidiary. No Benefit Plan, by its terms or in effect, could reasonably be expected to require any payment or transfer of money, property or other consideration on account of or in connection with the transactions contemplated by this Agreement or any subsequent termination of employment which payment could reasonably be expected to constitute an "excess parachute payment" within the meaning of Section 280G of the Code. No amounts payable under any Benefit Plan will fail to be deductible for federal income tax purposes by virtue of 162(m) of the Code.

          (g) As of the date of this Agreement, there are no actions, suits, investigations or claims pending or, to the knowledge of the Company, threatened with respect to any Benefit Plan, or the assets thereof (other than routine claims for benefits), and to the knowledge of the Company, there are no facts which could reasonably give rise to any material liability, action, suit, investigation, or claim against any Benefit Plan, any fiduciary or plan administrator or other Person dealing with any Benefit Plan or the assets thereof.

          (h) To the knowledge of the Company, no Person has entered into any nonexempt "prohibited transaction," as such term is defined in ERISA and the Code, with respect to any Benefit Plan that could result in a material tax or penalty being imposed pursuant to either Section 4975 of the Code or Section 406 of ERISA.

          (i) Each Benefit Plan may be amended, terminated, modified or otherwise revised by the Company, on and after the Closing Date, without further liability to the Company.

          (j) No Benefit Plan provides medical, health, life insurance or other welfare-type benefits to retirees or former employees or former independent contractors or individuals who terminate (or have terminated) employment with any of the Company or any Commonly Controlled Entity, or the spouses or dependents of any of the foregoing (except for limited continued medical benefit coverage for former employees, their spouses and other dependents as required to be provided under Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA ("COBRA") or applicable similar Laws).

          (k) Neither the Company nor any Company Subsidiary has, since October 3, 2004, (A) granted to any Person an interest in a nonqualified deferred compensation plan (as defined in Section 409A(d)(1) of the Code) which interest has been or, upon the lapse of a substantial risk of forfeiture with respect to such interest, will be subject to the tax imposed by Sections 409A(a)(1)(B) or
(b)(4)(A) of the Code, or (B) modified the terms of any nonqualified deferred compensation plan in a manner that could reasonably be expected to cause an interest previously granted under such plan to become subject to the tax imposed by Sections 409A(a)(1)(B) or (b)(4) of the Code. Each Benefit Plan that is a "nonqualified deferred compensation plan" as defined in Section 409A of the Code either has been operated and administered in good faith compliance with Section 409A of the Code since January 1, 2005, or is not subject to Section 409A of the Code.

          (l) The transactions contemplated hereby will not constitute a nonexempt prohibited transaction (as described in Section 406 of ERISA and Section 4975 of the Code).

          (m) No Benefit Plan is or is funded by a Voluntary Employees' Beneficiary Association within the meaning of Section 501(c)(9) of the Code.

          (n) With respect to each Benefit Plan maintained by the Company or any Commonly Controlled Entity of the Company or any Company Subsidiary for the benefit of, or relating to, any present or former employee, consultant or director of the Company or Company Subsidiary who performs services outside of the United States (each, an "International Benefit Plan"): (i) each International Benefit Plan is in compliance with the applicable provisions of the laws and regulations regarding employee benefits, mandatory contributions and retirement plans of each jurisdiction in which each such International Benefit Plan is maintained, to the extent those laws are applicable to such International Benefit Plan; (ii) each International Benefit Plan has been administered at all times in accordance with its terms; (iii) to the knowledge of the Company, there are no pending investigations by any governmental body involving any International Benefit Plan, and no pending claims (except for claims for benefits payable in the normal operation of the International Benefit Plans), suits or proceedings against any International Benefit Plan or asserting any rights or claims to benefits under any International Benefit Plan; and (iv) the transactions contemplated by this Agreement will not, by themselves or in conjunction with any other agreements, events or occurrences, create or otherwise result in any liability, accelerated payment or any enhanced benefits with respect to any International Benefit Plan.

     SECTION 3.09. Litigation. As of the date of this Agreement, except as disclosed in Schedule 3.09, there is no suit, claim, action, proceeding or investigation pending before any Governmental Entity against the Company or any Company Subsidiary that could reasonably be expected to have a Material Adverse Effect on the Company and to the Company's knowledge none of the foregoing has been threatened. Neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree that could reasonably be expected to have a Material Adverse Effect on the Company. Except where such matter would not reasonably be expected to have a Material Adverse Effect on the Company, there has not been since December 31, 2006 nor are there currently any internal material investigations or inquiries being conducted by the Company or any Company Subsidiary, the Company Board or to the knowledge of the Company, any third Person or Governmental Entity or at the request of any of the foregoing concerning any financial, accounting, Tax, conflict of interest, self-dealing, breach of fiduciary duty, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.

     SECTION 3.10. Compliance with Applicable Law. Except as set forth on
Schedule 3.10, the Company and each Company Subsidiary hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of its business (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that would not have a Material Adverse Effect on the Company. Except as set forth on Schedule 3.10, the Company Permits are in full force and effect and the Company and the Company Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to be in full force and effect or so to comply would not have a Material Adverse Effect on the Company or any Company Subsidiary, taken as a whole. Except as disclosed in the Company Filed SEC Documents and except as set forth on Schedule 3.10, to the knowledge of the Company, the business of the Company and the Company Subsidiaries is not being conducted in violation of any Legal Requirements, except for possible violations that would not have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger. Except as set forth on Schedule 3.10, as of the date of this Agreement, no investigation or review by any Governmental Entity with respect to the Company or any Company Subsidiary is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation or review, other than, in each case, those the outcome of which would not be reasonably expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger. Except as disclosed in the Company Filed SEC Documents, since December 31, 2004, the Company has complied in all material respects with the applicable rules, regulations and policies of the Nasdaq Capital Market.

     SECTION 3.11. Tax Matters. Except as set forth on Schedule 3.11, and except to the extent that the failure of the following to be true would not reasonably be expected to have a Material Adverse Effect:

          (a) The Company and each Company Subsidiary has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate. All Taxes whether or not shown to be due on such Tax Returns, have been, or will be, timely paid.

          (b) The Company Financials reflect an adequate reserve for all Taxes payable by the Company or any Company Subsidiary for all Taxable periods and portions thereof through the date of such financial statements, and such Tax reserve has been established in accordance with generally accepted accounting principles, consistently applied. No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company, and no requests for waivers of the time to assess any such Taxes are pending.

          (c) Except as disclosed on Schedule 3.11, none of the Tax Returns of Company or any Company Subsidiary have ever been audited by the Internal Revenue Service or any other Governmental Entity. No examination of any Tax Return of the Company or any Company Subsidiary is currently in progress, and neither the Company nor any Company Subsidiary has received written notice of any (i) pending or proposed audit or examination or (ii) request for information regarding Tax matters. The statutory period for examinations of the Federal Income Tax Returns of the Company and the Company Subsidiaries consolidated in such Returns for all years through 2002 have expired except to the extent that the utilization of tax net operating losses in future years could subject such closed years to examination by the United States Internal Revenue Service.

          (d) There are no Liens for material Taxes (other than liens for current Taxes not yet due and payable) on the assets of the Company.

          (e) Neither the Company nor any Company Subsidiary (i) has been a member of an affiliated group filing a consolidated federal Income Tax Return (other than a group the common parent of which was the Company), (ii) has any liability for Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulations section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise or (iii) has been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

          (f) The Company and each Company Subsidiary have collected all sales, use, goods and services or other commodity Taxes required to be collected and remitted or will remit the same to the appropriate Tax authority within the prescribed time periods.

          (g) The Company has not engaged in a transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in U.S. Treas. Reg. Section 1.6011-4(b)(2).

          (h) Neither the Company nor any Company Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended or purported to be governed by Section 355 or
Section 361 of the Code.

          (i) Neither the Company nor any Company Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any of the following:

               (i) change in method of accounting for a taxable period ending on or prior to the Closing Date;

               (ii) "closing agreement" as described in Code section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date;

               (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Code section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law);

               (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or

               (v) prepaid amount received on or prior to the Closing Date except for implementation, development and software maintenance fees deferred in accordance with the Company's standard accounting policies.

          (j) For purposes of this Agreement:

          "Taxes" includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, Federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

          "Tax Return" means all Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

     SECTION 3.12. State Takeover Statutes. The Company Board has approved the Merger and this Agreement and such approval is sufficient to render inapplicable to the Merger, this Agreement and the transactions contemplated by this Agreement the provisions of Section 203 of the DGCL. To the knowledge of the Company without investigation, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, or any of the transactions contemplated by this Agreement.

     SECTION 3.13. Brokers; Fees and Expenses. Except as set forth in Schedule 3.13, no broker, investment banker, financial advisor or other person, other than America's Growth

Capital and Pharus Advisors, LLC, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company and no other bonuses or payments will be required to be made by the Company as a result of or in connection with the consummation of the Merger. The Company has provided Parent true and correct copies of all agreements between the Company and America's Growth Capital and Pharus Advisors, LLC relating to any fee arrangement.

     SECTION 3.14. Opinion of Financial Advisor. The Company has received the respective opinions of America's Growth Capital and Pharus Advisors, LLC to the effect that, as of the date of this Agreement, the consideration to be received by the holders of the outstanding shares of Company Common Stock pursuant to the Merger is fair to such holders from a financial point of view, and complete and correct signed copies of such opinions have been, or promptly upon receipt thereof will be, delivered to Parent.

     SECTION 3.15. Intellectual Property. (a) Schedule 3.15(a) sets forth a correct and complete list of all (i) registered trademarks, service marks and domain names, and applications to register the foregoing, (ii) copyright registrations, and (iii) patents and patent applications, in each case which are currently owned by the Company and the Company Subsidiaries Each item listed on
Schedule 3.15(a) has been duly registered or applied for with the U.S. Patent and Trademark Office or other applicable governmental authority and are, to the knowledge of the Company, valid and subsisting. All Intellectual Property owned by the Company and the Company Subsidiaries is owned free and clear of any Liens except for such Liens that would not reasonably be expected to materially and adversely affect the Company's use of the affected Intellectual Property. There is no pending or, to the knowledge of the Company, threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the registrations and applications listed in Schedule 3.15(a). All such items of Intellectual Property are (i) to the knowledge of the Company, valid, subsisting, enforceable, in full force and effect, and (ii) have not been or are not, as applicable, canceled, expired, abandoned or otherwise terminated, and payment of all renewal and maintenance fees in respect thereof, and all filings related thereto, have been duly made.

          (b) Schedule 3.15(b) sets forth a correct and complete list of all licenses with respect to the Intellectual Property under which the Company or any Company Subsidiary is a licensor, licensee, distributor or reseller ("IP Licenses"). The Company and the Company Subsidiaries have complied with the terms and conditions of the IP Licenses in all material respects. To the knowledge of the Company, all of the IP Licenses are valid, enforceable and in full force and effect (subject to (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally and (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law)). Except as set forth in Schedule 3.15(b), the transactions contemplated by this Agreement will not result in the termination of, or otherwise require the consent, approval or other authorization of any party to, any IP License. Except as set forth and quantified in Schedule 3.15(b), neither the Company nor any Company Subsidiary is a party to or bound by any license or other contract requiring the payment by the Company or any Company Subsidiary of any royalty or license payment.

          (c) To the knowledge of the Company, (i) none of the Company or any Company Subsidiary has infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property of any other Person or (ii) there is no basis for such a claim by any third party, in each case except for such infringements, misappropriations or conflicts that would not reasonably be expected to have a Material Adverse Effect on the Company. Except as disclosed in Schedule 3.15(c), none of the Company or any Company Subsidiary has received in writing since January 1, 2005, any charge, complaint, claim, demand or notice alleging any such infringement, misappropriation or other conflict that has not been settled or otherwise fully resolved. None of the Company or any Company Subsidiary is party to or the subject of any pending or, to the knowledge of the Company, threatened, suit, claim, action, investigation or proceeding with respect to any such infringement, misappropriation or conflict, that has not been settled or otherwise fully resolved. To the knowledge of the Company, no other Person has infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property owned by the Company or any Company Subsidiary. None of the Company or any Company Subsidiary has brought any action, suit or proceeding for infringement of any Intellectual Property of the Company or any Company Subsidiary, or for breach of any license or agreement involving any of such Intellectual Property, against any party since January 1, 2004.

          (d) Each of the Company and the Company Subsidiaries has taken all commercially reasonable action to protect (i) the proprietary nature and value of the Company Intellectual Property and (ii) the secrecy, confidentiality and value of their trade secrets.

          (e) Except as disclosed in Schedule 3.15(e), to the knowledge of the Company, none of the Software products owned by the Company or any Company Subsidiary incorporates or is comprised of or distributed with any "open source" or similar third party license agreement that (i) requires the distribution of source code in connection with the distribution of such software in object code form; (ii) materially limits the Company's and the Company Subsidiaries' freedom to seek full compensation in connection with marketing, licensing, and distributing such software products; or (iii) allows a customer or requires that a customer have the right to decompile, disassemble or otherwise reverse engineer the software.

          (f) For purposes of this Agreement:

               (i) "Intellectual Property" means all intellectual property, including (A) inventions (whether patentable or unpatentable and whether or not reduced to practice), ideas, research and techniques, technical designs, discoveries and specifications, improvements, modifications, adaptations, and derivations thereto, and patents, patent applications, models, industrial designs, inventor's certificates, and patent disclosures, together with reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof (the "Patents"), (B) trademarks, all service marks, logos, trade dress, brand names and trade names, assumed names, corporate names and other indications of origin (whether registered or unregistered), (C) copyrights (whether registered or unregistered and any applications for registration therefor, including any modifications, extensions or renewals thereof), (D) trade secrets, know-how and confidential business information, (F) Software, and (G) internet domain names.

               (ii) "Software" means any and all (A) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (B) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (C) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and (D) all documentation, including user manuals and training materials, relating to any of the foregoing.

     SECTION 3.16. Labor Relations and Employment. (a) To the knowledge of the Company, the Company and Company Subsidiaries have complied in all material respects with all applicable Legal Requirements related to the employment of labor, including provisions thereof relating to wages, hours, equal employment opportunity, collective bargaining, non-discrimination, and withholding and payment of social security and other Taxes. There are no complaints, charges, lawsuits, arbitrations or other proceedings pending, or to the Company's knowledge, threatened by or on behalf of any present or former employee of the Company or any Company Subsidiary alleging any claim for material damages including breach of any express or implied contract of employment, wrongful termination, infliction of emotional distress or violation of any federal, state or local statutes or regulations concerning terms and conditions of employment, including wages and hours, employee safety, termination of employment and/or workplace discrimination and harassment. Since January 1, 2005, neither the Company nor any Company Subsidiary has retaliated against any employee (i) who had previously submitted to his or her supervisor or anyone else in a position of authority with the Company or Company Subsidiary any written, or to the knowledge of the Company, oral complaint, concern or allegation regarding any alleged unlawful conduct by any of the Company, the Company Subsidiaries or their employees relating to accounting, internal accounting controls or auditing matters, or (ii) who, to the knowledge of the Company, has provided information to, or otherwise assisted any investigation by, any law enforcement, regulatory or other governmental authority or a member of the United States Congress. Except as set forth on Schedule 3.16, (x) there has been no labor union organizing or, to Company's knowledge, attempting to organize any employees of Company or any Company Subsidiary into one or more collective bargaining units,
(y) there is no labor strike, slowdown, stoppage or lockout actually pending, or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary and (z) neither the Company nor any Company Subsidiary is not a party to or bound by any collective bargaining or similar agreement with any labor organization.

          (b) Since December 31, 2005, neither the Company nor any Company Subsidiary has effectuated (i) a "plant closing" as defined in the WARN Act, affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any Company Subsidiary, in each case in the United States or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any Company Subsidiary in the United States; nor has the Company or any Company Subsidiary engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, or local law or regulation similar to the WARN Act that is applicable to the Company or any Company Subsidiary operating in the United States. To the Company's knowledge, neither the Company's nor any Company Subsidiary's employees in the United States has suffered an "employment loss" (as defined in the WARN Act) in the ninety (90) days prior to the date of this Agreement.

          (c) Except as set forth on Schedule 3.16(c), the employment of each employee of the Company and its subsidiaries is terminable at will by the Company and it subsidiaries without penalty, liability or severance obligation incurred by the Company or any Company Subsidiary, except for statutory obligations or such severance obligations incurred in the ordinary course of business, and each independent contractor of the Company or any Company Subsidiary has been correctly classified as such, and the Company and any Company Subsidiary can have no liability as a result of any employee of such entity incorrectly being classified as an independent contractor or otherwise.

     SECTION 3.17. Change of Control. Except as set forth on Schedule 3.17, the transactions contemplated by this Agreement will not require the consent from or the giving of notice to a third party, permit a third party to terminate or accelerate vesting, repayment or repurchase rights, or create any other detriment under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which any of them or any of their properties or assets may be bound, except where the adverse consequences resulting from such change of control or where the failure to obtain such consents or provide such notices would not, individually or in the aggregate, have a Material Adverse Effect on the Company or prevent or delay the consummation of the Merger.

     SECTION 3.18. Environmental Matters. (a) Except as disclosed on Schedule 3.18, to the knowledge of the Company, the Company is in compliance in all material respects with all applicable Environmental Laws (as this term and the other terms in this Section 3.18 are defined below).

          (b) Except as specifically identified on Schedule 3.18, the Company has provided to Parent copies of all environmental investigations, studies, audits, tests, reviews, and reports, in draft or final form relating to the Business, which are in the possession or control of the Company or any Company Subsidiary.

          (c) Except as set forth on Schedule 3.18, to the knowledge of the Company, the Company and the Company Subsidiaries possess all required material Environmental Permits; all such Environmental Permits are in full force and effect; and the Company and the Company Subsidiaries are in compliance in all respects with all terms and conditions thereof, except where the failure to possess or comply with such Environmental Permits or the failure for such Environmental Permits to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (d) Except as disclosed on Schedule 3.18, and for such matters that would not, individually or in the aggregate, have a Material Adverse Effect on the Company, to the knowledge of the Company, neither the Company nor any Company Subsidiary has received any written notification that the Company or any Company Subsidiary as a result of any of the current or past operations of the Business, or any property currently or formerly owned or leased or used in connection with the Business, is or may be adversely affected by any proceeding, investigation, claim, lawsuit or order by any Governmental Entity or other Person relating to (i) any Remedial Action that is or may be needed to respond to a Release or threat of Release of Hazardous Materials or (ii) any other alleged liability or obligation arising under any Environmental Laws;

          (e) Except as disclosed on Schedule 3.18 and except for Environmental Permits, neither the Company nor any Company Subsidiary has entered into any Contract with any Person, including any Governmental Entity, by which the Company has assumed the responsibility to implement or pay for any Remedial Action, or to reimburse costs incurred by third parties with respect to any Remedial Action;

          (f) Except as disclosed on Schedule 3.18, to the knowledge of the Company, there is not now and has not been at any time in the past, any circumstance, including any Release in connection with the current or former conduct of the Business for which the Company or any Company Subsidiary is required or is reasonably likely to be required to implement or pay for any Remedial Action, or to reimburse costs incurred by third parties with respect to any Remedial Action, or other alleged liability or obligation arising under any Environmental Law.

          (g) The Company is not aware of any facts or circumstances likely to delay or prevent implementation of this Agreement and the Merger, or to require any Remedial Action, pursuant to property transfer statutes or requirements, including the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K and N.J.A.C. 7:26B or other Environmental Laws.

          (h) For purposes hereof:

               (i) "Business" means the current and former businesses of the Company or its current and former subsidiaries or any predecessors thereto.

               (ii) "Environmental Laws" means all applicable national, state, provincial or local laws, statutes, rules, regulations, or ordinances (including without limitation those promulgated by any Governmental Entity in the United States, the United Kingdom, India, the United Arab Emirates, France and Germany) relating to the protection of human health or safety, or the environment, including any emission, discharge, generation, distribution, use, processing, storage, treatment, disposal, abatement, Release, threatened Release, permitting, investigation, cleanup, mitigation, remediation, transportation, or other handling of Hazardous Materials, and other orders, decrees, judgments, directives or other requirements of any Governmental Entity relating to or imposing liability or standards of conduct (including disclosure or notification) concerning protection of human health or the environment or Hazardous Materials or any activity involving Hazardous Materials, including the following federal laws and their state counterparts (i) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq. ("CERCLA"); (ii) the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq.; (iii) the Clean Water Act, 33 U.S.C. Sections 1251, et seq.; (iv) the Oil Pollution Act of 1990, 33 U.S.C. Sections 2701, et seq.; (v) the Clean Air Act, 42 U.S.C. Sections 7401, et seq.; (vi) the Emergency Planning and Community Right to Know Act, 42 U.S.C. Sections 11001, et seq.; (vii) the Hazardous Substances Transportation Act 49 U.S.C. Sections 1801 et seq.; and (viii) the Toxic Substances Control Act, 15 U.S.C. Sections 2601, et. seq.

               (iii) "Environmental Permits" means any permit, license, registration, consent, order, administrative consent order, certificate, approval, waiver, or other authorization necessary for the conduct of the Business as currently conducted, and wherever it is currently conducted, under any applicable Environmental Law.

               (iv) "Hazardous Materials" means any substance that (x) is defined, listed, identified or otherwise regulated under any Environmental Law (including "hazardous", "toxic" or "solid" substances and wastes, radioactive substances including radon gas, polychlorinated-biphenyls, asbestos, mold, petroleum and petroleum derivatives, compounds, and products) or (y) requires investigation, remediation, or other protective measures under applicable Environmental Law.

               (v) "Release" means any releasing, spilling, pouring, abandoning, discarding, emitting, leaking, pumping, dumping, injecting, depositing, disposing, discharging, dispersing, leaching, migrating or other placement or movement of Hazardous Materials into or through the environment (including air, soil, subsurface, surface water, groundwater, property, indoors or outdoors).

               (vi) "Remedial Action" means all actions required by any Governmental Entity pursuant to Environmental Law or otherwise taken as necessary to comply with Environmental Law to (x) contain, immobilize, mitigate, clean up, remove, treat or in any other way remediate any Hazardous Materials; (y) prevent the release or threatened release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the environment; or (z) perform studies, investigations or monitoring in respect of any such matter.

     Anything in this Agreement to the contrary notwithstanding, this Section
3.18 is the sole representation with respect to environmental matters.

     SECTION 3.19. Material Contracts. (a) The Company has provided or made available to Parent true and complete copies of the following ("Material Contracts") to the extent still in force and effect as of the date of this
Agreement:

               (i) all contracts, agreements, obligations, promises, commitments, arrangements or undertakings (whether written or oral and whether express or implied) that are legally binding (collectively, "Contracts") of the Company or any Company Subsidiary with customers of the Company involving payments to the Company or any Company Subsidiary in excess of $100,000 during 2006 or anticipated to involve payments to the Company or any Company Subsidiary in excess of $100,000 in 2007;

               (ii) all Contracts of the Company or any Company Subsidiary with any vendor or supplier of the Company or any Company Subsidiary involving payments by or to the Company or the Company Subsidiaries in excess of (a) $100,000 during 2006, (b) $100,000 in anticipated payments in 2007, or (c) $250,000 in the aggregate;

               (iii) all Contracts of the Company or any Company Subsidiary that
     (x) contain most favored customer pricing provisions with any third party or (y) grants any exclusive rights, rights of first refusal, rights of first negotiation or similar rights to any Person or (z) that restrict the ability of the Company or any Affiliate to compete in any business or area;

               (iv) all material Contracts of the Company or any Company Subsidiary with any Affiliate, director, officer of the Company, other than Contracts which do not vary in any material respect from the standard form of such contracts provided to Parent;

               (v) all Contracts of the Company or any Company Subsidiary pursuant to which the Company or such Company Subsidiary is granted rights in Intellectual

     Property of any third Person, other than (x) end user license Contracts entered into in the ordinary course of business consistent with past practice, which did not involve payments by the Company or the Company Subsidiaries in excess of $35,000 during 2006 or anticipated in 2007, (y) Contracts pursuant to which independent contractors assign Intellectual Property to the Company in the ordinary course of business consistent with past practice or (z) Contracts pursuant to which the Company or a Company Subsidiary is granted rights in Intellectual Property, the absence of which would not be material to the Company;

               (vi) all Contracts of the Company or any Company Subsidiary pursuant to which the Company or such Company Subsidiary is granted rights in the Intellectual Property of any third Person, other than Contracts consisting of "shrink wrap" or similar widely available commercial end user licenses, for (x) the distribution or sublicense by Company or any Company Subsidiary to any third Person as part of a value-added reseller or other similar arrangement; (y) use by Company or any Company Subsidiary in the provision of on-line services; or (z) for incorporation into any Software licensed by Company or any Company Subsidiary to any third Person;

               (vii) all Contracts of the Company or any Company Subsidiary pursuant to which the Company or such Company Subsidiary grants material rights in Intellectual Property to any third Person, other than non-exclusive end user license agreements entered into in the ordinary course of business consistent with past practice;

               (viii) all joint venture, partnership or other similar Contracts to which the Company or any Company Subsidiary is a party;

               (ix) all Contracts relating to the borrowing of money or extension of credit (collectively, "Debt Obligations") pursuant to which any material indebtedness of the Company or any Company Subsidiary is outstanding or may be incurred and all material guarantees of or by the Company or any Company Subsidiary of any Debt Obligations of any other Person, other than standard form invoices relating to accounts payable of the Company or any Company Subsidiary disclosed in the SEC Financial Statements or incurred in the ordinary course of business consistent with past practice since December 31, 2006; and

               (x) all Contracts, not otherwise described in the foregoing, which are material to the Business or the Company.

          (b) Each Material Contract is in full force and effect (except for those Contracts that have expired in accordance with their terms and conditions) and constitutes a legal, valid and binding agreement of the Company or the Company Subsidiaries, as applicable, enforceable in accordance with its terms and conditions (subject to (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally and (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law)), and except as disclosed in the Company Filed SEC Documents, the Company or the Company Subsidiaries, as applicable, have performed in all material respects all of their obligations under, and are not in material violation or breach of or default under, any such Material Contract. To the knowledge of the Company, the other parties to any Material Contract have performed all of their obligations under, and are not in material violation or breach of or default under, any such Material Contract, and other than in the ordinary course of business consistent with past practice, have not notified the Company of any intention to terminate such Material Contract or to require any amendment or waiver of the terms thereof as a condition of renewing or not terminating such Material Contract.

          (c) The execution of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or cause a breach of any Material Contract, or require the approval of, or consent to be received from, any party to any Material Contract in order for such Material Contract to remain in full force and effect after the consummation of the Merger.

          (d) Except as set forth on Schedule 3.19, no officer or director of the Company or any Company Subsidiary, no stockholder of the Company related to any such officer or director, and no "associate" (as defined in Rule 14a-1 under the Exchange Act) of any of them, has any interest in any material Contract of, or other business arrangement with, the Company or any Company Subsidiary, or in any material property (including any real property and any material personal property, tangible or intangible), used in or pertaining to the business of the Company or any Company Subsidiary.

     SECTION 3.20. Property. Schedule3.20 accurately identifies all real property, leases and other rights in real property, structures and other buildings of the Company as of the date of this Agreement. All properties and assets of the Company, real and personal, material to the conduct of its business are, except for changes in the ordinary course of business consistent with past practice since December 31, 2006, reflected in the balance sheet, and except as set forth on Schedule 3.20, the Company has good and marketable title to its real and personal property reflected on the balance sheet or acquired by it since the date of the balance sheet, free and clear of all mortgages, liens, pledges, encumbrances, charges, agreements, claims, restrictions and defects of title. Except as set forth on Schedule 3.20, all real property, structures and other buildings and material equipment of the Company is currently used in the operation of the business of the Company and the Company Subsidiaries, are adequately maintained and are in satisfactory operating condition and repair for the requirements of the business of the Company and the Company Subsidiaries as presently conducted.

     SECTION 3.21. Title to Properties. (a) Each of the Company and the Company Subsidiaries has marketable and legal title to, or valid leasehold interests in, all of its material properties and assets and, other than properties and assets in which the Company or any Company Subsidiary has a leasehold interest, except for defects in title, easements, restrictive covenants and similar Liens and encumbrances that would not reasonably be expected to have a Material Adverse Effect on the Company.

          (b) Each of the Company and the Company Subsidiaries has complied in all material respects with the terms of all real property leases to which it is a party, and all such real property leases are in full force and effect. The Company and the Company Subsidiaries enjoy peaceful and undisturbed possession under all such leases.

     SECTION 3.22. Insurance. All material physical assets of the Company and the Company Subsidiaries carried for value on the Company Financial Statements are covered by fire and other insurance against such risks and in such amounts as are reasonable for prudent owners of comparable assets, and true and complete copies of all such insurance policies have been delivered or made available to Parent. Neither the Company nor any Company Subsidiary is in default with respect to any of the provisions contained in any such policies of insurance or has failed to give any notice or pay any premium or present any claim under any such insurance policy, except for such defaults or failures that would not reasonably be expected to have a Material Adverse Effect on the Company.. The Company has no knowledge of and neither the Company nor any Company Subsidiary has received written notice that any of such insurance policies will not be renewed by the insurer upon the scheduled expiry of the policy or will be renewed by the insurer only on the basis that there will be a material increase in the premiums payable in respect of the policy.

     SECTION 3.23. Customers and Suppliers. Neither the Company nor any Company Subsidiary has any agreements or arrangements establishing, creating or relating to any rebate, promotion or other allowance that involves any obligation or liability to any customer that is material or outside the ordinary course of business.

     SECTION 3.24. No Other Representations and Warranties. Except for the representations and warranties contained in this Article III, none of the Company, any Affiliate of the Company or any other Person makes any representations or warranties, and the Company hereby disclaims any other representations or warranties, whether made by the Company, any affiliate of the Company, or any of their officers, directors, employees, agents or representatives, with respect to the negotiation, execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure, in writing or orally, to Parent, Sub or any of their officers, directors, employees, agents or representatives of any documentation or other information.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub jointly and severally represent and warrant to the Company as follows:

     SECTION 4.01. Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing would not be reasonably expected to prevent or materially delay the consummation of the Merger.

     SECTION 4.02. Authority. Parent and Sub have requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent and Sub are necessary to authorize this Agreement or to consummate such transactions. No vote of Parent stockholders is required to execute this Agreement or (except as set forth in the next sentence with respect to the Financing (as defined in Section 4.06(b)) enter into the transactions contemplated hereby. The Company acknowledges (for purposes of this Section 4.02 and Section 4.03) that the Financing will require Parent Stockholder Approval (as defined below), provided, it being expressly understood that consummation of the Financing is not a condition precedent to Parent's and its subsidiaries obligations hereunder, and the failure to consummate the Financing for any reason (including, without limitation, the failure to obtain the Parent Stockholder Approval) will not limit Parent's and its subsidiaries liabilities hereunder for breach of the representations and warranties in Article IV including without limitation Section 4.06. For purposes of this Agreement, "Parent Stockholder Approval" means the approval and adoption by the holders of a majority of the issued and outstanding shares of Parent's common stock, par value $0.01 per share ("Parent Common Stock"), in accordance with the DGCL and the Nasdaq Capital Market listing requirements, of (a) the issuance of the shares of Parent Common Stock (the "Conversion Shares") issuable upon conversion of the convertible notes contemplated by the Commitment and (b) the amendment to Parent's certificate of incorporation (the "Parent Charter Amendment") to increase the number of authorized shares of Common Stock by a number of shares not less than the number of Conversion Shares. This Agreement has been duly executed and delivered by Parent and Sub, as the case may be, and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of each of Parent and Sub enforceable against them in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     SECTION 4.03. Consents and Approvals; No Violations. Except as otherwise stated on Schedule4.03 and for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act or as may be required under any foreign anti-trust or competition law or regulation and the DGCL, neither the execution, delivery or performance of this Agreement by Parent and Sub nor the consummation by Parent and Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate of incorporation or by-laws of Parent and Sub, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not be reasonably expected to prevent or materially delay the consummation of the Merger), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which Parent or its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its subsidiaries or any of their properties or assets, except in the case of clauses
(iii) and (iv) for violations, breaches or defaults which would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Merger.

     SECTION 4.04. Information Supplied. None of the information supplied or to be supplied by Parent or Sub in writing specifically for inclusion or incorporation by reference in the Company Proxy Statement will, at the time the Company Proxy Statement is first mailed to the Company Stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     SECTION 4.05. Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     SECTION 4.06. Funds and Commitment. (a) Parent or Sub has or will have at the Effective Time funds sufficient to consummate the Merger and make the required payments pursuant to Section 9.11(a)(1).

          (b) Without limiting Section 4.06(a), Parent has a binding written commitment, pursuant to a securities purchase agreement dated as of May 3, 2007, by and among Parent and the each of the purchasers identified on the signature pages thereto, a true and complete copy of which has been furnished to the Company (the "Commitment") to obtain the financing necessary, together with the other funds to be provided by Parent to pay all amounts required to be paid by Parent or Sub to consummate the Merger and make the required payments pursuant to Section 9.11(a) (collectively the "Financing"). There are no conditions precedent or other contingencies related to the Financing other than as set forth in the Commitment. As of the date of this Agreement, Parent does not have knowledge or any reason to believe that any of the conditions to the Commitment will not be satisfied or that the Financing will not be available to Parent or Sub on a timely basis to consummate the Merger.

     SECTION 4.07. Brokers. Except for the use of Oppenheimer & Co. Inc. by Parent, none of Parent, Sub, or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any broker or finder in connection with the transactions contemplated herein.

                                    ARTICLE V

                                    COVENANTS

     SECTION 5.01. Conduct of Business of the Company. Except as contemplated by this Agreement or as expressly agreed to in writing by Parent, during the period from the date of this Agreement until the Effective Time, the Company will, and cause each Company Subsidiary to, conduct its operations according to its ordinary and usual course of business and consistent with past practice and, subject to its obligations under Section 6.04, use its commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having business dealings with it and to preserve goodwill. Without limiting the generality of the foregoing, and except as (x) otherwise expressly provided in this Agreement, (y) required by Law, or (z) set forth on Schedule 5.01, the

Company will not and shall not permit any Company Subsidiary, in each case without the consent of Parent, which shall not be unreasonably withheld, to:

               (i) adopt or amend in any material respect any bonus, profit sharing, compensation, severance, termination, stock option, stock purchase, stock appreciation right, pension, retirement, employment or other employee benefit agreement, trust, plan or other arrangement for the benefit or welfare of any director, officer or employee of the Company or any Company Subsidiary or increase in any manner the compensation or fringe benefits of any director, officer or employee of the Company or any Company Subsidiary (except, in each case, for normal annual increases and cost of living increases for the benefit of officers and employees of the Company and the Company Subsidiaries) or pay any benefit not required by any existing agreement or place any assets in any trust for the benefit of any director, officer or employee of the Company (in each case, except in the ordinary course of business consistent with past practice);

               (ii) incur any indebtedness for borrowed money in excess of its current line of credit;

               (iii) expend funds for individual capital expenditures in excess of $100,000 or $1,000,000 in the aggregate for any 12-month period commencing after the date hereof;

               (iv) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets other than immaterial properties or assets (including without limitation Intellectual Property) (or immaterial portions of properties or assets), except in the ordinary course of business consistent with past practice;

               (v) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

               (vi) other than pursuant to the terms of currently outstanding Options listed in Schedule 3.02, issuances in connection with the restricted stock agreements listed in Schedule 3.06(m) or in connection with matching contributions under the Company's 401(k) plan as in effect on the date of this Agreement (and consistent with past practice), authorize for issuance, issue, deliver, sell, modify or amend (including without limitation accelerating vesting of any existing rights thereunder) or agree or commit to issue, sell, deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights);

               (vii) amend its certificate of incorporation or by-laws or other organizational documents;

               (viii) not including any expenditures otherwise permitted by
     Section 5.01(iii), make or agree to make any acquisition of assets which is material to the Company, taken as a whole, except for (x) purchases of equipment or services in the ordinary course of business consistent with past practice or (y) pursuant to purchase orders entered into in the ordinary course of business consistent with past practice which do not call for payments in excess of $100,000 individually;

               (ix) settle or compromise any shareholder derivative suits arising out of the transactions contemplated hereby or any other material litigation (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any material claims not required to be paid;

               (x) adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring or recapitalization of the Company or any Company Subsidiary or otherwise permit the corporate existence of the Company or any Company Subsidiary to be suspended, lapsed or revoked;

               (xi) directly or indirectly, sell, lease, sell and leaseback, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its material properties or assets or any interest therein, other than (i) the sale or distribution of personal property (including intangibles) held for such sale or distribution to customers in the ordinary course of business consistent with past practice, (ii) pursuant to existing contracts or commitments, (iii) any Liens for Taxes not yet due and payable or being contested in good faith and (iv) such mechanics' and similar Liens, if any, as do not materially detract from the value of any such properties or assets;

               (xii) (i) repurchase, prepay or incur any indebtedness (other than pursuant to the Company's existing line of credit facility) or assume, guarantee or endorse any indebtedness of another Person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any Company Subsidiary, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than to the Company or any direct or indirect wholly-owned Company Subsidiary of the Company in the ordinary course of business consistent with past practice;

               (xiii) enter into, modify, amend or terminate, or waive, release or assign any material rights under, any Contract, except for any new contracts or any modifications, amendments, or terminations or waivers, releases or assignments to existing contracts in the ordinary course of business consistent with past practice which would not (i) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (ii) prevent or delay the consummation of the transactions contemplated by this Agreement;

               (xiv) (i) except as otherwise contemplated by this Agreement or as required to comply with applicable Law or any contract or Benefit Plans existing on the date of this Agreement, waive any material rights of the Company under or grant or pay any material benefit not provided for as of the date of this Agreement under any contract or Benefit Plan except as specifically provided in this Agreement, or (ii) enter into, modify, amend or terminate any Benefit Plan, or (iii) adopt or enter into any collective bargaining agreement or other labor union contract applicable to the employees of the Company or any Company Subsidiary;

               (xv) permit to be canceled or terminated, or cancel or terminate, any insurance policy naming it as a beneficiary or loss payee, unless such policy is replaced by a policy with comparable coverage, or otherwise fail to maintain insurance at less than current levels or otherwise in a manner consistent with past practices in all material respects;

               (xvi) except as required by GAAP, revalue any of its material assets or make any material changes in accounting methods, principles or practices;

               (xvii) except in the ordinary course of business consistent with past practices, (i) disclose to any Person, other than Company employees and representatives of Parent, that is not subject to a nondisclosure agreement, any material trade secret; (ii) transfer, modify or terminate any agreement pursuant to which the Company has licensed Intellectual Property Rights from any Person except which would be immaterial to the business of the Company; or (iii) disclose any source code to any third party except in the ordinary course of business consistent with past practices and only if such third party has executed an enforceable non-disclosure and invention assignment agreement;

               (xviii) (x) enter into any material strategic alliance, material joint development or joint marketing agreement, or (y) enter into any agreement pursuant to which Parent or the Surviving Corporation or any Parent Subsidiary, or the Company or any Company Subsidiary will be subject to any exclusivity, noncompetition, nonsolicitation, most favored nations or other similar restriction or requirement on their respective businesses following the Closing;

               (xix) (x) commence any litigation, except actions commenced (1) in the ordinary course of business against third parties or (2) pursuant to or in connection with this Agreement or (y) except in the ordinary course of business consistent with past practices or as required by applicable Law, seek a judicial order or decree (except in each case, pursuant to or in connection with this Agreement);

               (xx) take any action that would make any representations and warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time or omit to take any action necessary to prevent any such representations or warranty from being inaccurate in any respect at any such time;

               (xxi) make or change any material Tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any material amended Tax Returns or claims for material Tax refunds, enter into any closing agreement, settle any Tax claim, audit or assessment, or surrender any right to claim a material Tax refund or offset or other material reduction in Tax liability; or

               (xxii) fail to file any material federal or state income Tax return or an extension thereof.

     SECTION 5.02. No Solicitation. (a) From the date hereof until the Closing, the Company shall not, and shall not permit any of its officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by the Company) to: (i) solicit, initiate or encourage or take any action in furtherance of any discussions or negotiations with, any corporation, partnership, limited liability company, person or other entity or group (each, a "Person"), other than Parent, concerning any offer or proposal which constitutes or is reasonably likely to lead to any Acquisition Proposal (as defined below) or (ii) furnish any non-public information to any Person regarding the Company or an Acquisition Proposal; provided, however, that the Company may furnish information with respect to the Company to any Person making such Acquisition Proposal and participate in discussions or negotiations regarding such Acquisition Proposal, in response to an unsolicited Acquisition Proposal received subsequent to the date hereof, if the Company Board determines in the good-faith exercise of its fiduciary duties that such Acquisition Proposal is reasonably likely to result in a Superior Proposal (as defined below). Any information furnished to any Person in connection with an Acquisition Proposal shall be provided pursuant to a confidentiality agreement in customary form.

          (b) The Company will promptly (but any event within 24 hours after its receipt thereof) notify Parent orally and in writing if any proposal is made, or any information is requested by any Person with respect to any Acquisition Proposal or which could lead to an Acquisition Proposal, and shall provide Parent the material terms of any such Acquisition Proposal in writing.

          (c) For purposes of this Agreement, "Acquisition Proposal" means any inquiry, proposal or offer from any Person (other than Parent) relating to any direct or indirect acquisition or purchase of any shares of any class of equity securities of the Company constituting 50% or more of the outstanding equity securities of the Company, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 50% or more of any class of equity securities of the Company, any merger, consolidation, business combination, sale of all or substantially all of the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement.

          (d) For purposes of this Agreement, "Superior Proposal" means any written proposal made by a third party to consummate a tender offer, exchange offer, merger, consolidation or similar transaction which would result in such third party (or its stockholders) owning, directly or indirectly, a majority of the shares of Company Common Stock then outstanding (or of the surviving entity in a merger) or all or substantially all of the assets of the

Company and its subsidiaries, taken as a whole, and otherwise on terms which the Company Board determines to be more favorable to the Company's stockholders, from a financial point of view, than the transactions contemplated by this Agreement. In reaching such determination, the Company Board shall give consideration to all the terms and conditions, including without limitation whether any such third party proposal includes definitive financing, the likelihood of completion of such proposed transactions and applicable fees payable to Parent hereunder, and the financial, regulatory, legal and other aspects of such proposal for which financing to the extent required, is then fully committed or reasonably determined by the Company Board to be available.

          (e) Upon having received an Acquisition Proposal that the Company Board concludes if consummated would be a Superior Proposal, the Company Board shall promptly notify Parent in writing of such determination, and four (4) Business Days following Parent's receipt of such notification may withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend the Superior Proposal or terminate this Agreement pursuant to
Section 8.01(c); provided, that during such four (4) Business Day period, at the option of Parent, the Company shall negotiate with Parent in good-faith to make adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with the Merger on such adjusted terms.

          (f) Nothing contained in this Section 5.02 shall prohibit the Company from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act or from making any disclosure to the Company Stockholders if, in the good faith judgment of the Company Board, failure so to disclose would be inconsistent with its obligations under applicable Law.

     SECTION 5.03. Other Actions. The Company shall not take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) the Merger not being consummated (subject to the Company's right to take actions specifically permitted by Section 5.02).

     SECTION 5.04. Notice of Certain Events. The Company and Parent shall promptly notify each other of:

               (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

               (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

               (iii) any action, suits, claims, investigations or proceedings commenced or, to the actual knowledge of the executive officers of the notifying Party, threatened against, relating to or involving or otherwise affecting such party, which would reasonably be expected to have a Material Adverse Effect on the Company;

               (iv) an administrative or other order or notification relating to any material violation or claimed material violation of law;

               (v) the occurrence or non-occurrence of any event the occurrence or non occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date; and

               (vi) any material failure of any Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.04 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     SECTION 6.01. Stockholder Approvals; Preparation of Proxy Statements. (a) The Company will as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of the Company Stockholders (the "Company Stockholders Meeting") for the purpose of obtaining the Company Stockholder Approval. Subject to the Company's right to take actions specifically permitted by Section 5.02, the Company shall, through the Company Board, (i) recommend to the Company Stockholders that the Company Stockholder Approval be given, (ii) use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement, the approval of the Merger and any other approvals reasonably related thereto,
(iii) include in the Company Proxy Statement a statement to the effect that the Board of Directors of the Company has recommended that Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Stockholders' Meeting and (iv) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of the Board of Directors of the Company that the Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger.

          (b) The Company shall, as soon as practicable following the date of this Agreement, prepare and file a preliminary Company Proxy Statement with the SEC and will use its reasonable efforts to respond to any comments of the SEC or its staff and to cause the Company Proxy Statement to be mailed to the Company Stockholders as promptly as practicable after responding to all such comments to the satisfaction of the staff. The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Company Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Company Proxy Statement or the Merger. If at any time prior to the Company Stockholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Company Proxy Statement, the Company will promptly prepare and mail to the Company Stockholders such an amendment or supplement. The Company will not mail any Company Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects.

          (c) Parent agrees to cause all shares of Company Common Stock owned by Parent or any subsidiary of Parent to be voted in favor of the Company Stockholder Approval.

          (d) Parent will as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of Parent's stockholders (the "Parent Stockholders Meeting") for the purpose of obtaining the approval and adoption of the terms of the Financing by the holders of a majority of the outstanding shares of common stock of Parent in accordance with the DGCL and applicable securities laws (the "Parent Stockholder Approval"). Parent shall, through Parent's board of directors, recommend to Parent's stockholders that the Parent Stockholder Approval be given.

          (e) Parent shall, as soon as practicable following the date of this Agreement, prepare and file a preliminary Financing Proxy Statement with the SEC with respect to the Financing (the "Financing Proxy Statement") and will use its reasonable efforts to respond to any comments of the SEC or its staff and to cause the Financing Proxy Statement to be mailed to Parent's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the staff. Parent will notify the Company promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Financing Proxy Statement or for additional information and will supply the Company with copies of all correspondence between Parent or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Financing Proxy Statement or the Merger. If at any time prior to the Parent Stockholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Financing Proxy Statement, Parent will promptly prepare and mail to Parent's stockholders such an amendment or supplement. Parent will not mail any Financing Proxy Statement, or any amendment or supplement thereto, to which the Company reasonably objects to any disclosure related to the Company, any Company Subsidiary or the transactions contemplated hereby.

     SECTION 6.02. Access to Information. From the date hereof until the Closing, the Company shall give Parent and Sub, their counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of the Company and the Company Subsidiaries during normal business hours, will furnish to Parent and Sub, their counsel, financial advisors, financial institutions, auditors and other authorized representatives such financial and operating data and other information as such may be reasonably requested upon reasonable notice and will instruct the employees of the Company and the Company Subsidiaries, its counsel and financial advisors to cooperate with Parent and Sub in their investigation of the business of the Company and the Company Subsidiaries; provided, however, that the Company may restrict the foregoing access to the extent that (a) in the reasonable judgment of the Company, any law, treaty, rule or regulation of any Governmental Entity applicable to the Company requires the Company or the Company Subsidiaries to restrict or prohibit access to any such properties or information, (b) disclosure of such information would breach the express provisions of a confidentiality Contract between the Company and a third Person, or (c) disclosure of any such information or document could result in the loss of attorney-client privilege; provided, however, that with respect to this clause (c), the Company and/or its counsel shall use their reasonable efforts to enter into such joint defense agreements or other arrangements, as appropriate, so as to avoid the loss of attorney-client privilege, and provided, further, that any information provided to Parent and/or Sub pursuant to this
Section 6.02 shall be subject to the confidentiality agreement, dated as of February 12, 2007, (the "Confidentiality Agreement"), the terms of which shall continue to apply, except as otherwise agreed by the Company notwithstanding termination of this Agreement. In the event of any conflict between the terms of this Section 6.02 and the terms of the Confidentiality Agreement, the terms of the Confidentiality Agreement shall control. As reasonably requested from time to time by Parent, the Company will cooperate with, and provide related assistance to, Parent in developing Parent's post-Closing integration plan for the Company.

     SECTION 6.03. Reasonable Efforts. (a) Each of the Company, Parent and Sub agree to use all reasonable efforts to take, or cause to be taken, all actions necessary to make all such filings and registrations and comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (which actions shall include furnishing all information required under the HSR Act and under similar other anti-trust, competition or trade law or other similar laws of foreign Governmental Entities, and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with the Merger. Each of the Company, Parent and Sub will, and will cause its subsidiaries to, use its reasonable efforts to take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, Sub, the Company or any of their subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement, except that no Party need waive any substantial rights, agree to any material restriction on the conduct of it and its Affiliates' business or agree to any substantial limitation on its operations or to dispose of any assets, including assets of the Company; provided, however that such exception shall not apply to a request for, or an undertaking to, hold assets separate pending completion of an investigation pursuant to a voluntary competition law.

          (b) Parent hereby agrees to use commercially reasonable efforts to arrange and complete the Financing on terms substantially the same as set forth in the Commitment including, without limitation, to (i) negotiate definitive agreements with respect thereto, and (ii) satisfy all conditions applicable to Parent and Sub in such definitive agreements. Parent will keep the Company informed at all times with respect to the status of its efforts to arrange and complete the Financing, including, without limitation, with respect to the occurrence of any event which Parent believes may have a materially adverse effect on the ability of Parent to obtain the Financing. The Company hereby agrees to use its reasonable best efforts to assist Parent to arrange and complete the Financing, including the satisfaction of all conditions applicable to the Company in connection therewith, all at Parent's sole cost and expense, so that the Company shall not be obligated to incur any monetary obligations or expenditures in connection with such assistance not otherwise payable by Parent.

     SECTION 6.04. Options and Restricted Shares. (a) The Company shall amend, or cause to be amended, to the extent necessary to accomplish the actions contemplated by this

Section 6.04, any stock option plan and any other program or arrangement pursuant to which there are holders of options to purchase shares granted by the Company or stock appreciation rights with respect to shares of Company Common Stock (each, an "Option") (collectively, the "Stock Option Plans") to provide that, at the Effective Time, each director of the Company who is a holder of an Option with an exercise price per share that is less than the Merger Consideration (a "Director In-the-Money Option") (whether or not vested) shall receive from the Surviving Corporation, in settlement of such Option, a "Cash Amount" (less any applicable withholding taxes) equal to the product of (i) the amount by which the Merger Consideration exceeds the Option exercise price, and
(ii) the number of underlying shares with respect to which the Option had not been exercised prior to the Effective Time. The Aggregate of all such Cash Amounts is referred to herein as the "Aggregate Option Consideration". The Company shall cause the Stock Option Plans and any other related documents pursuant to which Options have been granted to be amended so that, without cost or expense to the Company, each Option held by a director shall terminate as of the Effective Time.

          (b) The Company shall provide notice to participants in the Stock Option Plans and other holders of Options to purchase shares of Company Common Stock granted by the Company that the Company proposes to merge into another corporation; that the participant under the plans or programs may exercise his vested Options in full with respect to shares not theretofore purchased by him prior to the Effective Time; and that the plans and programs have been amended to provide that to the extent a participant does not exercise his vested Options prior to the Effective Time, such Options (other than Options terminated pursuant to Section 6.04(a)) shall be replaced by Parent with a substitute option to purchase shares of Parent Common Stock (a "Substitute Option") as set forth in Section 6.04(c).

          (c) At the Effective Time, each then outstanding Option that is not held by a director shall be replaced by Parent with a Substitute Option, in an amount and at an exercise price as determined in accordance with this Section 6.04(c). Parent shall, in its sole discretion, either (i) file with the SEC a registration statement on Form S-8 or other appropriate form (the "Stock Plan Registration Statement") to register the shares of Parent Common Stock issuable upon the exercise of the Substitute Options and use its reasonable efforts to cause the Stock Plan Registration Statement to be effective at the Effective Time, or (ii) issue shares of Parent Common Stock under an existing registration statement upon the exercise of the Substitute Options. Each Substitute Option by which any Option is replaced pursuant to this Section 6.04(c) shall be subject to, and exercisable and vested on, comparable terms and conditions as such Option was in effect immediately prior to the Effective Time (provided, however, that vesting will be fully accelerated if the Surviving Corporation terminates the employment of such Substitute Option holder for any reason other than for Cause (as defined in Section 6.04(e)), or if the holder terminates his employment with the Surviving Corporation for Good Reason (as defined in Section 6.04(e)), except that each Substitute Option shall be exercisable for that number of shares of Parent Common Stock (rounded down to the nearest number of shares of Parent Common Stock on a holder-by-holder basis) equal to the number of shares of Company Common Stock subject to such Option multiplied by the Exchange Ratio (as defined below), at an exercise price (rounded up to the nearest whole penny) per share of Parent Common Stock equal to the per share exercise price specified in such Option divided by the Exchange Ratio. The conversion of Options provided for in this Section 6.04(c) with respect to any Options which are intended to be "incentive stock options" (as such term is defined in Section 422 of the Code)
 shall be effected in a manner consistent with Section 424(a) of the Code and Treas. Reg. 1.409A-1(b)(5)(v)(D). "Exchange Ratio" shall mean the quotient obtained by dividing (a) the Merger Consideration by (b) the Volume Weighted Average Price. "Volume Weighted Average Price" means the quotient obtained by dividing (i) the sum of the product, calculated with respect to each of the trades of Parent Common Stock made on the Nasdaq Capital Market during the 10 consecutive Trading Days immediately preceding the Effective Time, of (x) the price at which the shares of Parent Common Stock are bought and sold in such trade and (y) the number of shares of Parent Common Stock bought and sold in such trade, by (ii) the aggregate number of shares of Parent Common Stock bought and sold in all such trades. "Trading Day" means a day during which trading in securities generally occurs on the Nasdaq Capital Market.

          (d) Except as may be otherwise agreed to in writing by Parent or Sub and the Company, the Company's Stock Option Plans shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company shall be terminated as of the Effective Time.

          (e) The restricted shares of Company Common Stock set forth on
Schedule 6.04(e) with respect to which vesting restrictions have not lapsed as of the Effective Time ("Restricted Stock") shall be converted into restricted shares of Parent Common Stock (the "Substitute Restricted Stock"). Schedule 6.04(e) sets forth the name of each holder of Restricted Stock, his or her title with the Company, the number of shares of Restricted Stock held and the applicable vesting schedule. Each holder of Restricted Stock shall receive a number of shares of Substitute Restricted Stock equal to (i) the product of the Merger Consideration and the number of shares of Restricted Stock held by such holder, (ii) divided by the Volume Weighted Average Price. Each share of Substitute Restricted Stock by which any Restricted Stock is replaced pursuant to this Section 6.04(e) shall be subject to the same vesting restrictions as applied to such Restricted Stock immediately prior to the Effective Time, provided, however, that all vesting restrictions shall lapse (and vesting will be fully accelerated) if the Surviving Corporation terminates the employment of such holder of Restricted Stock for any reason other than for Cause, or if the holder terminates his employment with the Surviving Corporation for Good Reason. For purposes of this Section 6.04, "Cause" shall have the meaning provided to such term under an employment, severance or similar agreement applicable to such holder or, in the absence of such a definition, shall mean the occurrence of any of the following events: (i) the willful failure by the holder to follow lawful directions communicated to him or her by the Board of Directors of the Company;
(ii) the willful engaging by the holder in conduct which is materially injurious to the Company, monetarily or otherwise; (iii) a conviction of, a plea of nolo contendere, a guilty plea or confession by the holder to an act of fraud, misappropriation or embezzlement or to a felony; (iv) the holder's habitual drunkenness or use of illegal substances; (v) a material breach by the holder of his or her employment agreement; or (vi) an act of gross neglect or gross misconduct which the Company deems to be good and sufficient cause; provided, however, that the Company shall not be deemed to have Cause pursuant to the foregoing clauses (i), (ii), (iv), (v) or (vi) unless the Company gives the holder written notice that the specified conduct or event has occurred and the holder fails to cure the conduct or event within thirty (30) days after receipt of such notice. For purposes of this Section 6.04, "Good Reason" shall have the meaning provided to such term under an employment, severance or similar agreement applicable to such holder or, in the absence of such a definition, shall mean the occurrence of any of the following events, in each case which is not remedied within ten (10) Business Days after the holder provides notice of such event to
Parent: (w) any material diminution in the holder's duties, responsibilities, reporting relationship or authorities; (x) any reduction in the holder's base salary or target annual bonus opportunity; (y) the relocation of the holder's principal place of employment to a location more than fifty (50) miles from his principal place of employment immediately prior to the Effective Time; or (z) any breach by Parent or Surviving Corporation of any material provision of any employment, severance or similar agreement applicable to the holder.

          (f) All vesting restrictions with respect to Company Common Stock held in the Company's 401(k) plan shall lapse (and vesting will be fully accelerated) as of the Effective Time.

          (g) The Company Board shall, prior to the Effective Time, take appropriate action to approve, for purposes of exempting those transactions from the short-swing liability provisions of Section 16(b) of the Exchange Act, the conversion of Company Common Stock held by executive officers into the right to receive the Merger Consideration, the conversion of Director In-the-Money Options into the right to receive the Cash Amount which shall be effected as of the Effective Time pursuant to the provisions of Sections 2.01(c) and 6.04(a), the exchange of Options for Substitute Options described in Sections 6.04(c), and the exchange of shares of Restricted Stock of Company Common Stock for Substitute Restricted Stock described in Section 6.04(e). Parent's board of directors shall take appropriate action to approve, for purposes of exempting those transactions from the short-swing liability provisions of Section 16(b) of the Exchange Act, the grant of Substitute Options and Substitute Restricted Stock described in Sections 6.04(c) and (e).

     SECTION 6.05. SEC Filings. (a) From the date hereof until the Effective Time, the Company shall file on a timely basis all Company SEC Documents required to be filed with the SEC pursuant to the Exchange Act or the Securities Act. Such Company SEC Documents, at the time filed, (i) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) will comply in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder.

          (b) Each of the Company Financials filed after the date hereof shall
(i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto then in effect at the same time as such filing, (ii) be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act) and (iii) fairly present in all material respects the consolidated financial position of the Company and the Company Subsidiaries that are required by GAAP to be consolidated therein and fairly reflect its investment in any unconsolidated Subsidiary as of the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated, except that the any unaudited interim Company Financials may not contain footnotes and may be subject to normal and recurring year-end adjustments.

     SECTION 6.06. Indemnification; Insurance. (a) Parent and Sub agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors, officers, employees, fiduciaries or agents of the Company and its subsidiaries (the "Indemnified Parties"), including, without limitation, as provided in its certificate of incorporation or by-laws (or similar organizational documents) or existing indemnification contracts or existing employment agreements, shall survive the Merger, shall become the obligation of Parent and the Surviving Corporation, and shall continue in full force and effect in accordance with their terms.

          (b) Until the sixth anniversary of the Effective Time, Parent and the Surviving Corporation shall maintain in effect the Company's current directors' and officers' liability insurance (or policies of at least substantially the same coverage and amounts containing terms that are no less advantageous to the insured parties) covering those individuals who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent).

          (c) This Section 6.06 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, Parent, the Surviving Corporation and the Indemnified Parties, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

          (d) If the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (ii) transfers all or substantially all of its properties to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of the Company and the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.06.

          (e) The provisions contained in this Section 6.06 shall not be deemed to limit, in any way, any of the now existing rights of the Indemnified Parties pursuant to any indemnification, employment or other agreements or Company documents.

     SECTION 6.07. Employees. (a) Until December 31, 2007, Parent shall maintain, or shall cause the Surviving Corporation and its subsidiaries to maintain, the Company's Benefit Plans as in effect as of the Effective Time; provided, however, that the agreements listed on Schedule 6.07(a) (the "Severance Agreements") shall remain in full force and effect on and after December 31, 2007, pursuant to their respective terms. After December 31, 2007, should Parent terminate one or more of the Company's Benefit Plans (other than the Severance Agreements, which shall remain in full force and effect on and after December 31, 2007 pursuant to their respective terms), then Parent shall at that time include the employees of the Company and the Company Subsidiaries ("Affected Employees") in the corresponding employee benefit plans of Parent or its subsidiaries on substantially the same basis and terms as Parent's similarly situated employees participate.

          (b) Parent shall, or shall cause the Surviving Corporation to, honor all vacation, holiday, sickness and personal days accrued by Affected Employees and, to the extent applicable, former employees of the Company as of the Effective Time.

(c) Parent shall, or shall cause the Surviving Corporation to, give all Affected Employees full credit for purposes of eligibility and vesting under any employee benefit plan arrangement maintained by Parent or the Surviving Corporation or any subsidiary thereof which is an employee pension benefit plan (as defined in Section 3(2) of ERISA) for such Affected Employees' service with the Company (or any prior employer) to the same extent recognized by the Company or any comparable Benefit Plan immediately prior to the Effective Time; provided, however, in no event shall any such credit be given if it would detrimentally affect the tax-qualified status of a plan under Section 401(a) of the Code or violate any applicable laws.

          (d) Parent shall, or shall cause the Surviving Corporation (i) with respect to any life, health or long-term disability insurance plan, to waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements under any welfare benefit plan established to replace any Benefit Plan in which Affected Employees may be eligible to participate after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such Affected Employees and that have not been satisfied as of the Effective Time under any Welfare Plan maintained for the Affected Employees immediately prior to the Effective Time, (ii) with respect to any health insurance plan, to obtain credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any such plan that such Affected Employees are eligible to participate in after the Effective Time and (iii) with respect to any life or long-term disability plan, to waive any medical certification otherwise required in order to assure the continuation of coverage at a level not less than that in effect immediately prior to the implementation of such plan (but subject to any overall limit on the maximum amount of coverage under such plans).

          (e) Without limiting the generality of Section 9.06, this Section 6.07 shall not create any rights to continued employment in favor of any employee of the Company.

     SECTION 6.08. Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement shall be paid by either Sub or the Surviving Corporation, and the Company shall cooperate with Sub and Parent in preparing, executing and timely filing any Tax Returns with respect to such Transfer Taxes.

                                   ARTICLE VII

                                   CONDITIONS

     SECTION 7.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each Party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

          (b) No Injunctions or Restraints. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition restricting, preventing or prohibiting the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

          (c) Parent Stockholder Approval. The Parent Stockholder Approval shall have been obtained.

     SECTION 7.02. Conditions to Obligation of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company contained herein that are qualified as to materiality shall be true and correct and the representations and warranties of the Company contained herein that are not qualified by materiality shall be true and correct in all material respects, in each case as though made as of the Closing Date such that the aggregate effect of any inaccuracies in such representations and warranties would not have a Material Adverse Effect on the Company, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date.

          (b) Performance of Obligations of the Company. The Company shall have performed any covenants or obligations required to be performed by it under this Agreement at or prior to the Closing Date in all material respects, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

          (c) Status Certificates. The Company shall have delivered to Parent a good standing certificate relating to the Company from the Secretary of State of Delaware and each jurisdiction in which it is qualified to conduct the business.

          (d) Secretary's Certificate. The Company shall have delivered to Parent a Secretary's Certificate of the Company attesting to the incumbency of the officers executing this Agreement, resolutions authorizing the transaction and other certificates and agreements delivered by or on behalf of the Company at Closing.

          (e) Option Termination. The Company shall have provided to Parent evidence, reasonably satisfactory to Parent, that all Stock Option Plans and all Options and have been terminated and cancelled as of the Effective Time; provided that, with respect to Director In-the-Money Options, such termination shall not effect Parent's obligations to pay the Aggregate Option Consideration to such former holders thereof.

          (f) No Material Adverse Effect. Since the date of this Agreement, there shall have occurred no Material Adverse Effect on the Company.

          (g) HSR Approvals. The applicable waiting periods under the HSR Act shall have expired or been terminated and any stay or application process as may be required under any foreign anti-trust or competition law or regulation shall have been completed or terminated.

          (h) FIRPTA. The Company shall have delivered to Parent a certification pursuant to Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c), signed by the Company and dated not more than 30 days prior to the Effective Time to the effect that the Company is not nor has it been within five (5) years of the date of the certification a "United States real property holding corporation" as defined in Section 897 of the Code.

          (i) Dissenting Shares. Dissenting Shares shall not represent more than 15% of the outstanding Company Common Stock.

     SECTION 7.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Sub contained herein that are qualified as to materiality shall be true and correct and the representations and warranties of the Parent and Sub contained herein that are not qualified by materiality shall be true and correct in all material respects, in each case as though made as of the Closing Date such that the aggregate effect of any inaccuracies in such representations and warranties would not have a Material Adverse Effect on the Company, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date.

          (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed any covenants or obligations required to be performed by them under this Agreement at or prior to the Closing Date in all material respects and the Company shall have received a certificate signed on behalf of Parent and Sub by the chief executive officer or chief financial officer of Parent and Sub to such effect.

          (c) Secretary's Certificate. Each of Parent and Sub shall have delivered to the Company a Secretary's Certificate attesting to the incumbency of the officers executing this Agreement, resolutions authorizing the transaction and other certificates and agreements delivered by or on behalf of Parent and Sub, respectively, at Closing;

          (d) Substitute Options and Substitute Restricted Stock. Parent shall have provided to the Company evidence, reasonably satisfactory to the Company, of the availability of the Substitute Options and the Substitute Restricted Stock;

          (e) HSR Approvals. The applicable waiting periods under the HSR Act shall have expired or been terminated and any stay or application process as may be required under any foreign anti-trust or competition law or regulation shall have been completed or terminated; and

          (f) Consents. Parent shall have procured all of the consents, approvals and waivers of third parties or any regulatory body or authority referred to in Section 4.03.

          (g)

     SECTION 7.04. Frustration of Closing Conditions. None of Parent, Sub or the Company may rely on the failure of any condition set forth in Section 7.01,
Section 7.02 and Section 7.03, as applicable, to be satisfied if such failure was caused by such Party's failure to use reasonable efforts to consummate the Merger, as required by and subject to Section 6.03.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement by the Company Stockholders:

          (a) by mutual written consent of Parent and the Company, by action of their respective boards of directors.

          (b) by either the Company or Parent, if:

               (i) any Governmental Entity, the taking of action by which is a condition to the obligations of either the Company or Parent to consummate the transactions contemplated hereby, shall have determined not to take such action and all appeals of such determination shall have been taken and have been unsuccessful, or any court of competent jurisdiction or other competent Governmental Entity shall have issued an order, decree or ruling or taken any other action making illegal or otherwise restricting, preventing or prohibiting the Merger and such order shall have become final and nonappealable; provided, however, that the Party seeking to terminate this Agreement shall have used its reasonable efforts to remove or lift such order, decree, ruling or other action;

          (c) by the Company, if, prior to the Closing, any Person has made a proposal relating to an Acquisition Proposal, or has commenced a tender or exchange offer for the shares of Company Common Stock, and the Company Board concludes that such proposal or tender or exchange offer if consummated would be a Superior Proposal;

          (d) by Parent, if, prior to the Closing, the Company Board or any committee thereof shall have (i) failed to recommend to the Company Stockholders that they approve and adopt this Agreement (the "Stockholder Acceptance"), (ii) withdrawn or materially modified its approval or recommendation of this Agreement or the Merger, (iii) approved or recommended a Superior Proposal or
(iv) resolved to effect any of the foregoing;

          (e) by Parent, if, prior to consummation of the Merger, there has been a material violation or breach by the Company (or, where qualified by materiality, any violation or breach by the Company) of any representation, warranty, covenant or agreement contained in this Agreement that (i) would give rise to the failure of a condition set forth in Section 7.02 and (ii) cannot be cured by the Company within thirty (30) days after written notice reasonably describing such breach);

          (f) by the Company, if, prior to the consummation of the Merger, there has been a material violation or breach by Parent or Sub (or, where qualified by materiality, any violation or breach by Parent or Sub) of any representation, warranty, covenant or agreement contained in this Agreement (which violation or breach is not cured by Parent or Sub within ten (10) days after written notice reasonably describing such breach);

          (g) by Parent or the Company, if the Merger shall not have been consummated on or before the 120th day after the date hereof; provided, that the right to terminate this Agreement under this Section 8.01(g) shall not be available to any Party whose failure to satisfy a material obligation hereunder has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

          (h) by Parent or the Company, if the Company Stockholders Meeting is held and the Company fails to obtain the Company Stockholder Approval or the Company Stockholder Approval is not obtained after an adjournment thereof; or

          (i) by Parent or the Company, if the Parent Stockholders Meeting is held and Parent fails to obtain the Parent Stockholder Approval or the Parent Stockholder Approval is not obtained after an adjournment thereof.

     SECTION 8.02. Effect of Termination. (a) In the event of a termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of Parent, Sub or the Company or their respective officers or directors, except with respect to Section 3.13, the terms of the Confidentiality Agreement discussed in the last clause of the first sentence of Section 6.02, this Section
8.02 and Article IX; provided, however, that nothing herein shall relieve any Party for liability for any breach hereof (including, without limitation, any representation and warranty in Section 4.06).

          (b) The Company shall pay to Parent a termination fee of $2,500,000 (the "Termination Fee") in the event that (i) this Agreement is validly terminated pursuant to Section 8.01(c), or (ii) this Agreement is validly terminated pursuant to Section 8.01(h) and after the date hereof but prior to the Company Stockholders Meeting an event specified in Section 8.01(c) shall have occurred and such proposal or tender or exchange offer shall not have been rejected, withdrawn or terminated prior to the Company Stockholders Meeting or the termination of this Agreement.

          (c) Any amounts payable pursuant to Section 8.02(b) shall be payable as promptly as practicable following the earlier of execution of the definitive agreement regarding a Business Combination or, as the case may be, the consummation of any such Business Combination in immediately available funds by wire transfer to an account designated by Parent.

          (d) For the purposes of this Section 8.02, "Business Combination" means, with respect to the Company, a transaction with a party other than Parent, Sub or one of Parent's subsidiaries involving (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, or similar transaction involving such party as a result of which either (A) the Company's stockholders prior to such transaction in the


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

aggregate cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) or, regardless of the percentage of voting securities held by such stockholders, if any Person shall beneficially own, directly or indirectly, at least 50% of the voting securities of such ultimate parent entity or (B) the individuals comprising the Company Board prior to such transaction do not constitute a majority of the board of directors of such ultimate parent entity,
(ii) a sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of the Company and the Company Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (iii) the acquisition, directly or indirectly, by a Person of beneficial ownership of 50% or more of the outstanding shares of Company Common Stock whether by merger, consolidation, share exchange, business combination, tender or exchange offer or otherwise (other than a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction upon the consummation of which the Company's stockholders would in the aggregate beneficially own greater than 50% of the voting securities of such Person).

          (e) In the event that this Agreement is validly terminated pursuant to
Section 8.01(i), Parent or Sub shall pay to the Company the Termination Fee. For the avoidance of doubt, in no event shall this Section 8.02(e) limit or be deemed to limit any and all remedies the Company has to assert any claim or pursue any remedy for damages in excess of the Termination Fee against Parent or Sub resulting from the breach of Section 4.06.

          (f) Any amounts payable pursuant to Section 8.02(e) shall be payable as promptly as practicable in immediately available funds by wire transfer to an account designated by the Company.

     SECTION 8.03. Amendment. This Agreement may be amended by the Parties, by action taken or authorized by their respective boards of directors, at any time before or after obtaining the Company Stockholder Approval, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

     SECTION 8.04. Extension; Waiver. At any time prior to the Effective Time, the Parties, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other Parties, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. The failure of any Party to assert any of its rights hereunder or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.01. Nonsurvival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant hereto shall terminate at the Effective Time, unless the survival thereof is provided for by their terms.

     SECTION 9.02. Assumption of Obligations. Effective upon the Closing, Parent unconditionally assumes all obligations of the Company under the letter agreement between America's Growth Capital and the Company, dated as of December 22, 2006 and the letter agreement between Pharus Advisors, LLC and the Company, dated as of February 15, 2007.

     SECTION 9.03. Notices. All notices, approvals, consents, waivers and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), sent by overnight courier (providing proof of delivery) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

          (a)  if to Parent or Sub, to:

               Internet Commerce Corporation
               6025 The Corners Parkway, Suite 100
               Norcross, GA 30092

               Attention: Glen Shipley

               Telecopy No.: (678) 229-9087

               with a copy to:

               Morris, Manning & Martin LLP
               1600 Atlanta Financial Center
               3343 Peachtree Road, NE
               Atlanta, GA 30326

               Attention: Larry W. Shackelford

               Telecopy No.: (404) 365-9532

               and

          (b)  if to the Company, to:

               EasyLink Services Corporation
               33 Knightsbridge Road
               Piscataway, NJ 08654

               Attention: Thomas F. Murawski

               Telecopy No.: (732) 352-6646

               with a copy to:

               Pillsbury Winthrop Shaw Pittman LLP
               1540 Broadway
               New York, New York 10036

               Attention: Ronald A. Fleming Jr., Esq.

               Telecopy No.: (212) 298-9931

     SECTION 9.04. Interpretation. When a reference is made in this Agreement to an Article, Schedule or a Section, such reference shall be to an Article, Schedule or a Section, respectively, of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. As used in this Agreement, the term "subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person. As used in this Agreement, "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the Company, any change, development, event, occurrence or effect that, individually or in the aggregate, has or would reasonably be expected to have a material and adverse effect on the business, liabilities (including contingent liabilities), financial condition, results of operations or assets of the Company and the Company Subsidiaries taken as a whole or the ability of the Company to perform its obligations hereunder or to consummate the Merger or other transactions contemplated hereby. Notwithstanding the foregoing, a Material Adverse Change or Material Adverse Effect shall not include any material adverse change or material adverse effect caused by (i) any adverse change resulting from the Merger, or the announcement or pendancy of or any costs or expenses associated with the Merger, including a decline in the trading price of Company Common Stock, (ii) any adverse changes in general market and economic conditions, (iii) any adverse changes affecting the Company's industry generally, (iv) any adverse regulatory or legislative changes affecting the Company or companies in general, (v) any adverse change relating to changes in generally accepted accounting principles in the United States of America and (vi) hurricanes, earthquakes or similar catastrophes, or acts of war (whether declared or undeclared), sabotage, terrorism, military action or any escalation or worsening thereof. As used in this Agreement, the term "material" refers to the Company and the Company Subsidiaries taken as a whole. As used in this Agreement, "knowledge" means, with respect to matters relating to the Company or any subsidiary thereof, the actual knowledge of the Chief Executive Officer, President, Chief Financial Officer, Executive Vice President and

General Manager, Senior Vice President Business Development, Vice President and Managing Director, EasyLink International, Controller and Vice President of Sales.

     SECTION 9.05. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, including delivery by facsimile, it being understood that all parties need not sign the same counterpart.

     SECTION 9.06. Entire Agreement; Third Party Beneficiaries. This Agreement (including the documents and schedules attached hereto) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 6.06, is not intended to confer upon any Person other than the Parties any rights or remedies hereunder.

     SECTION 9.07. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

     SECTION 9.08. Publicity. Except as otherwise required by law or by obligations pursuant to the rules of any listing exchange, for so long as this Agreement is in effect, neither the Company nor Parent shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. In addition, the Parties will consult with each other before issuing, and provide each other the opportunity to review and comment upon any such press release or other public statement. Notwithstanding anything in this Section 9.08 to the contrary, in no event shall any of the foregoing result in any filing required by law or pursuant to the rules of any listing exchange to be delayed beyond the required filing date.

     SECTION 9.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     SECTION 9.10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or Delaware or in a New York or Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the Parties hereto (i) consents to submit to the personal jurisdiction of any Federal court located in the States of New York or Delaware or any New York or Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such Party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such Party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of New York or Delaware or a New York or Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

     SECTION 9.11. Fees and Expenses. (a) Except as otherwise specifically provided for herein, (1) if the Merger is consummated, all costs and expenses (including change of control payments, the executive sales bonus and the fees and expenses of any accounting firms, investment bankers, financial advisors and attorneys) incurred in connection with this Agreement and the transactions contemplated by this Agreement and the Company's obligations for certain indebtedness shall be paid by Parent to the Company (for immediate payment) at or prior to Closing and (2) if the Merger is not consummated, all such costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses.

          (b) The prevailing Party in any legal action undertaken to enforce this Agreement or any provision hereof shall be entitled to recover from the other Party the costs and expenses (including attorneys' and expert witness fees and expenses) incurred in connection with such action.

                  [signatures follow immediately on next page]

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                        INTERNET COMMERCE CORPORATION


                                        By: /s/ Thomas J. Stallings
                                            ------------------------------------
                                        Name: Thomas J. Stallings
                                              ----------------------------------
                                        Title: Chief Executive Officer
                                               ---------------------------------


                                        JETS ACQUISITION SUB, INC.


                                        By: /s/ Thomas J. Stallings
                                            ------------------------------------
                                        Name: Thomas J. Stallings
                                              ----------------------------------
                                        Title: Chief Executive Officer
                                               ---------------------------------


                                        EASYLINK SERVICES CORPORATION


                                        By: /s/ Thomas F. Murawski
                                            ------------------------------------
                                        Name: Thomas F. Murawski
                                              ----------------------------------
                                        Title: Chairman, President and
                                               Chief Executive Officer
                                               ---------------------------------


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